UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CalAmp Corp.

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Cal/Amp®
2022 Proxy Statement
Notice of Annual Meeting
July 26, 2022

Dear Fellow Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of CalAmp Corp. to be held in person on Tuesday, July 26, 2022 at 12:00 p.m., Pacific Time at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618.

Before going into more detail about our Annual Meeting I would like to share with you some of the highlights of our 2022 fiscal year.

I am pleased with the CalAmp team’s performance over our past fiscal year as we forged through this challenging market environment. We have been working closely with our customers and suppliers to effectively manage through the supply chain challenges while accelerating our strategic transformation to a software-as-a-service (SaaS) telematics provider. As evidence of our progress, in fiscal 2022 our Software and Subscription Services (S&SS) revenue increased 18% to $154 million for the fiscal year and represented 52% of total revenue compared to $130 million or 42% of total revenue in the prior year. Further highlighting our progress, Remaining Performance Obligations*, expanded to $202 million at 2022 fiscal year-end from $145 million at 2021 fiscal year-end, and our aggregate backlog grew as well to $285 million from $211 million in the prior year.

Moreover, during the fourth quarter, we converted approximately one-fifth of our eligible telematics device customers to recurring subscription contracts, while strengthening our relationships with BMW and Toyota, and bringing on new logos such as ConMet and Cooltrax, among others. We also engaged in a new strategic partnership with US-based Noregon to implement remote diagnostics and preventative maintenance capabilities for transportation, logistics and fleet operators. As of the end of our fiscal year, our total subscriber count reached 1.1 million, up 11% from the 954,000 in the prior year.

A major driver for these contract conversions and new customer engagements was the introduction of our industry leading CalAmp Telematics Cloud (CTC) platform for real-time data access to field devices. An increasing number of customers are realizing the value of CalAmp’s device-enabled telematics solutions by programmatically accessing the information captured and aggregated within CTC. This platform approach gives customers flexibility either to purchase complete pre-built solutions or to integrate the rich data found in our platform’s core telematics engine into their own applications. We are continually bolstering the value customers receive by improving the capabilities of CTC and applications with frequent firmware, platform, and application enhancements, such as AI analytics.

The ongoing 3G-to-4G mobile upgrade cycle continued to be a factor driving our S&SS growth in fiscal 2022 as major telecom providers—AT&T and Verizon—began to sunset their older transmission infrastructure. For instance, our major package delivery and shipping customer completed the upgrade of 35,000 of its trailers with CalAmp gateways that access our platform solutions, thus adding to our SS&S revenue growth. In addition, we entered into a partnership with Hyundai Translead, the largest provider of dry and refrigerated trailers in North America, for a smart trailer solution to enable safe and efficient operation of their large trailer network. We also continued to make strong progress on our international expansion including new operations opening in Spain and the launch of our flagship iOn Fleet Management solution in both Italy and the United Kingdom.

During the year, we expanded the depth of experience and diversity across our board of directors, including the appointment of Henry Maier, the former CEO of FedEx Ground, who has now also been elected as our new Chair. We were also recognized for our gender diversity by 50/50 Women on Boards for having three or more women on our board. I would like to thank our current Chair, Amal Johnson, for nine outstanding years of service to the CalAmp stockholders. Additionally, we have been working hard to attract top talent across product development, marketing and sales to strengthen and expand our team.

I would like to thank our loyal stockholders, along with our customers, employees and suppliers, for your continued support. We have made significant progress on our transformation into a leading global telematics solutions enterprise and are in a strong position as we enter fiscal 2023.

At this 2022 Annual Meeting, we are asking our stockholders to vote on the following important matters:

•

To elect the eight nominees named in the Proxy Statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The eight nominees are Jeffery Gardner, Scott Arnold, Wesley Cummins, Jason Cohenour, Henry Maier, Roxanne Oulman, Jorge Titinger and Kirsten Wolberg;

•	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2023;

•	To approve, on an advisory basis, the executive compensation of our Named Executive Officers;

•	To approve a proposed amendment of the Company’s Amended and Restated 2004 Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 1,000,000 shares; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

These matters are described in detail in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

Your vote is very important regardless of how many shares you own. On behalf of our Board of Directors, thank you for your ongoing support of, and continued interest in, CalAmp.

Sincerely,

Jeffery R. Gardner

President and CEO

*	Remaining Performance Obligations represents all contracted revenue, including deferred revenue and contracted but unbilled revenue related to bundled contracts with customers

Notice of 2022 Annual Meeting of Stockholders

This notice of the 2022 Annual Meeting of Stockholders and Proxy Statement for CalAmp Corp. (“CalAmp” or the “Company”) and the accompanying proxy card are being first mailed to our stockholders on or about June 27, 2022.

  Time and Date

12:00 p.m., Pacific Time, on Tuesday,

July 26, 2022

  Annual Meeting Location

200 Spectrum Center Drive, Suite 250

Irvine, California 92618

Record Date

June 10, 2022

The Board of Directors has fixed June 10, 2022 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By Order of the Board of Directors

Richard M. Scott

Secretary

Irvine, California

June 27, 2022

Items of Business Management Proposals
Items of Business:	Our Board of Directors Recommends You Vote:

•  Proposal 1. To elect the eight nominees named in this Proxy Statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The eight nominees are Jeffery Gardner, Scott Arnold, Wesley Cummins, Jason Cohenour, Henry Maier, Roxanne Oulman, Jorge Titinger and Kirsten Wolberg.

FORthe election of each of the Board’s eight director nominees

• Proposal 2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2023	FORthe ratification of the appointment

• Proposal 3. To approve, on an advisory basis, the compensation paid to our Named Executive Officers	FORapproval, on an advisory basis

•  Proposal 4. To approve a proposed amendment of the Company’s Amended and Restated 2004 Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 1,000,000 shares

FORapproval of the amendment to the 2004 Incentive Stock Plan

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

CalAmp Corp.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, July 26, 2022

ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors of CalAmp Corp. (“CalAmp” or the “Company”) for the Annual Meeting of Stockholders to be held at 12:00 p.m., Pacific Time, on Tuesday, July 26, 2022, at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618. or any, postponement, continuation, or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2022 Annual Meeting of Stockholders. This Proxy Statement, Notice of 2022 Annual Meeting of Stockholders and proxy card are first being mailed to our stockholders on or about June 27, 2022.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.01 per share, at the close of business on June 10, 2022, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 36,157,018 shares of common stock outstanding and entitled to vote which were held by approximately 1,300 Stockholders of Record. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions, director withhold votes and broker non-votes will be included in determining the presence of a quorum for the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on July 26, 2022

The Proxy Statement, our 2022 Annual Report and other proxy materials are available at www.proxyvote.com. At this website you will find a complete set of the following proxy materials: Notice of 2022 Annual Meeting of Stockholders; Proxy Statement; 2022 Annual Report; and form proxy card. This site does not use “cookies” or other tracking software that identifies visitors accessing the web site.

You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting.

Proxy Voting

You are being asked to vote on four proposals:

•

Proposal 1: The election of eight nominees identified in this Proxy Statement as directors to serve until our next annual meeting of stockholders or in each case until his or her successor is duly elected and qualified;

•	Proposal 2: The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2023;

•	Proposal 3: The approval, on an advisory basis, of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement; and

•	Proposal 4: To approve an amendment to the Amended and Restated 2004 Incentive Stock Plan to increase the shares that can be issued thereunder by 1,000,000 shares.

It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given.

If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares in accordance with the Board’s recommendations as follows:

“FOR” the election of each of the eight nominees to the Board named herein;

“FOR” the ratification of the appointment of our independent auditors;

“FOR” approval, on an advisory basis, of the compensation paid to our NEOs, as disclosed in this Proxy Statement; and

“FOR” the amendment to the Amended and Restated 2004 Incentive Stock Plan that increases the shares that can be issued thereunder by 1,000,000 shares.

We encourage you to cast your vote! You may vote by one of the following methods:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903

When you submit your vote via proxy over the Internet or by telephone, your vote is recorded immediately. To vote by either of these methods, read this Proxy Statement, have your proxy card, or voting instruction form in hand, and follow the instructions for your preferred method of voting. The Company encourages you to submit your proxies using these methods whenever possible. Each of these voting methods is available 24 hours per day, seven days per week. The internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on July 25, 2022. If you submit a proxy via the Internet or by telephone, please do not return your proxy card by mail, unless you want to change your prior vote.

If you want to vote by mail please ensure that you use the enclosed proxy card.

If you attend the Annual Meeting, you may also submit your vote in person. Any votes that you previously submitted—whether via the Internet, by telephone or by mail—will be superseded by the vote that you cast at the Annual Meeting.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of American Stock Transfer & Trust Company, LLC, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone, or by completing and returning the enclosed proxy card. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not submit your proxy or vote at the Annual Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, then the bank, brokerage firm or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the bank, brokerage firm, or other nominee how to vote their shares. Generally you may provide your voting instructions to the brokerage firm, bank or other nominee via the Internet, by telephone, or by returning a voting instruction form received from that institution. Your bank, brokerage firm, or other nominee will provide you with a proxy card and voting instructions. You also may participate in and vote during the Annual Meeting. If you hold your shares in street name and want to attend and vote at the Annual Meeting, you will be required to obtain and present at the Annual Meeting a legal proxy from your brokerage firm, bank or other nominee concerning your shares.

If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares has discretionary authority to vote your shares on proposals that are considered routine. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. Brokers generally have discretionary authority to vote your shares with respect to Proposal 2 - The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2023, but cannot vote your shares on any director nominees or on any of the other proposals or other matters being considered at the Annual Meeting without your voting instructions. So it is very important that you instruct your broker or bank how to vote your shares.

Voting Standards

•

Proposal 1—Election of Directors. The nominees for director are elected by a majority of the votes cast, which means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and Broker non-votes will have no effect on the election of directors. Brokers do not have the discretion to vote on the election of directors without voting instructions from the beneficial owner of the shares.

In accordance with CalAmp’s Corporate Governance Guidelines, any director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee. The Governance and Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board of Directors accept any resignation offer, the Governance and Nominating Committee may consider all factors that the Committee’s members believe are relevant. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the election results.

•

Proposal 2—Ratification of the appointment of Deloitte & Touche, LLP. To ratify the appointment of Deloitte & Touche, LLP as our independent auditing firm for the fiscal year ending February 28, 2023, the affirmative vote of a majority in voting power of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote on this proposal is required. You may vote

“FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Brokers are generally authorized to vote on the ratification of accountants so broker non-votes are not expected on this proposal.

•

Proposal 3—Approval of NEO Compensation. To approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement, the affirmative vote of the holders of a majority in voting power of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote on the proposal is required. Because your vote on this proposal is advisory, it will not be binding on the Board, the Human Capital Committee of the Board, or CalAmp. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal 4—Amendment to the Amended and Restated 2004 Incentive Stock Plan. The affirmative vote of the holders of a majority in voting power of the shares of common stock present (in person or by proxy) at the Annual Meeting and entitled to vote on this proposal is required to approve the increase in the number of shares of common stock that can be issued under the Amended and Restated 2004 Incentive Stock Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of CalAmp Corp. a written notice of revocation, authorizing another duly executed proxy via the Internet, or telephone (your most recent telephone or Internet authorization will be used) or by returning a proxy card bearing a later date, or by participating in and voting during the Annual Meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting. Please submit the proxy cards to change your vote. The latest timely submitted proxy card or voting instruction form will be counted. Please see page 81 for more information on changing your vote.

Participating in the Annual Meeting

The Annual Meeting will be held in person on Tuesday, July 26, 2022, at 12:00 p.m. Pacific Time at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618.

Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

If you hold your shares in street name and want to attend and vote at the Annual Meeting, you will be required to obtain and present at the Annual Meeting a legal proxy from your bank, brokerage firm or other nominee concerning your shares. Stockholders will be able to submit questions for the Annual Meeting’s question and answer session during the Annual Meeting. We will post answers to stockholder questions received regarding our Company on our investor relations website at www.calamp.com after the Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting or during the ten days prior to the meeting at www.proxyvote.com.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting or not, we recommend that you vote as soon as possible. We encourage you to review this Proxy Statement and your proxy card or voting instructions for your voting options and cast your vote in advance of the Annual Meeting.

BUSINESS OVERVIEW

CalAmp Is a Connected Intelligence Company That

Leverages a Data-Driven Solutions Ecosystem to Help

People and Organizations Improve Operational Performance

Track, monitor and recover vital assets with real-time visibility and actionable insights
Global operations with a flexible and diversified outsourced manufacturing model
Telematics leader with 30+ years of experience and strong intellectual property
Secure and scalable Telematics Platform to collect and analyze data for all customers
Innovative and configurable software applications and solutions for key market verticals

We solve your most complex problems

CalAmp Leadership Reflected in Top Enterprise Wins in core Market Verticals

Transportation & Logistics • Environmental sensing • Cargo loss prevention • Real-time analytics	Government • Mixed fleet management • Operational cost reductions • Driver safety using AI

Industrial Equipment • Equipment monitoring • Asset utilization/recovery	Connected Car • Rental fleet management • Stolen vehicle recovery • Crash detection

We are a connected intelligence company that leverages a data-driven solutions ecosystem to help people and organizations improve operational performance. We solve complex problems for customers within the market verticals of transportation and logistics, commercial and government fleets, industrial equipment, and consumer vehicles by providing solutions that track, monitor, and recover their vital assets. The data and insights enabled by CalAmp solutions provide real-time visibility into a user’s vehicles, assets, drivers, and cargo, giving organizations greater understanding and control of their operations. Ultimately, these insights drive operational visibility, safety, efficiency, maintenance, and sustainability for organizations around the world.

Currently, CalAmp is generating data for a global customer portfolio across an installed base of approximately 10 million devices reporting to our cloud-based platform. The magnitude and diversity of this data generation has played an instrumental role in the development of our flexible and scalable cloud platform, the CalAmp Telematics Cloud™ (“CTC”). CTC’s ability to ingest vast amounts and types of data is critical to the company’s long-term strategy of providing differentiated insights to customers with a wide variety of needs and use cases. The platform also serves as the backbone for CalAmp’s software applications, which offer user-friendly interfaces to interact with the data and insights produced at the edge and in the cloud. Finally, to better address customer needs and enable a focused investment strategy, CalAmp is focused on enabling partnerships with third-party organizations, integrating devices, services, and application features into our consolidated solutions.

The complexity that exists within CalAmp’s operating environment continues to be primarily driven by macroeconomic conditions, competitive markets, global regulatory environments, technological evolution, the COVID-19 pandemic, and other macro-political and economic factors. We believe that the effect that these factors have on our customers further substantiates and augments the value of our solutions. As our customers’ operating complexity and costs continue to rise, the deployment of advanced telematics solutions becomes even more imperative. To maintain or enhance market share, revenue, profitability, and customer satisfaction, our customers require optimally efficient operating strategies, enabled by the visibility that CalAmp solutions provide.

Our Solutions

CalAmp Telematics Cloud (“CTC”). Since not all customers’ needs are the same, CalAmp offers flexible solutions to meet the requirements of varying organizations, business processes and operational strategies. At the core of the CalAmp approach is the CTC platform. This dependable and highly scalable platform seamlessly integrates with CalAmp’s edge computing products to provide customers detailed information and insights via Software-as-a-Service (“SaaS”). The information captured here helps companies more efficiently manage their vital assets including fleet video intelligence, remote asset tracking, real-time crash response and driver behavior scoring, among others. Customers can choose to access this information via intuitive purpose-built SaaS applications and/or they can programmatically integrate information from CTC with their own custom in-house applications and workflows using open Application Programming Interfaces (“APIs”) also offered by CalAmp. In this way, customers who want a complete turnkey solution can quickly leverage CalAmp’s information and insights while those customers wishing to integrate that information into their own applications and processes can easily do so, also.

Intuitive SaaS Applications. We provide our customers with intelligent analytics and reporting solutions that are accessible via a single view, user-friendly interface through a SaaS-based application designed to address market needs. This application, called CalAmp iOn™, is purpose-built for fleets, transportation and logistics needs, and industrial equipment, turning multiple data feeds from previously unconnected networks of vehicles, drivers and associated assets into clear and actionable insights that optimize operations, increase productivity and deliver compelling return on investment for virtually any business challenge. The applications also deliver real-time visibility about the location and environmental status of pharmaceuticals, electronics, food or other perishables from the manufacturing plant or point of origin to the point of delivery, helping to manage quality and compliance across land, air or sea shipments. Our K-through-12 solutions include Here Comes The Bus®, an award-winning mobile application that provides real-time school bus location through push notifications and email alerts to help family members monitor bus arrival and keep students safe. Bus Guardian™ enables contact tracing and hygiene verification to keep students, drivers and other school staff safe amid the COVID-19 pandemic.

CalAmp Marketplace. The CalAmp Marketplace provides enhanced contextual information from third party systems or partners that augment the core telematics data being captured by CTC to provide customers with improved understanding of their business. Examples of these value-added insights include crash detection and notifications that speed life-saving assistance to drivers and fleet operators, and predictive remote diagnostics that enable preemptive alerts about vehicle issues before critical failures occur. This valued-added information provided by all the CalAmp Marketplace offerings bolsters the value we provide customers while also improving customer retention rates.

Developer Portal. The CalAmp Telematics Cloud is the core engine that enables seamless management of data through a diverse set of assets, from service vehicles to high-value equipment. CTC is an enablement platform that connects our customers to edge data and insights for a wide range of applications and software services. Through CTC CalAmp provides the Developer Portal to facilitate integration with third-party applications through open APIs. Our partners leverage the multiple APIs we’ve created to rapidly deliver full-featured telematics solutions to their customers and markets. Our proven CTC platform is architected to integrate with numerous global Mobile Network Operator account management systems and leverage these carrier backend systems to provide customers access to services that are essential for creating and managing flexible end-to-end solutions.

Flexible Edge Computing Products. We offer a series of telematics edge products that serve as the foundation of our mobile connected ecosystem by collecting data insights from vehicles, drivers, assets, and cargo. These wireless enabled devices--including asset tracking units, mobile telematics devices, fixed and mobile wireless gateways and routers--underpin our wide range of proprietary and third-party software applications and services for business-critical deployments demanding secure and reliable communications and controls anywhere in the world. Our customers select our products and solutions based on optimized feature sets, programmability, configurability, manageability, long-term support, reliability and, in particular, overall value.

Growth Strategy — Capitalize on $62B Total Addressable Market

Over the past several years, CalAmp has been focused on growing our subscription-based business through expanded data and application-driven solutions offerings. This transition has been driven by our desire to enhance the customer experience and maximize the value proposition that we provide our customers. By transforming our business model and solutions portfolio to focus on data-driven insights and the application experience, CalAmp offers customers the value and convenience of a consolidated full stack solution, while providing shareholders with the confidence that accompanies an increasingly recurring and predictable revenue model.

CalAmp operates at the nexus of several large market opportunities, including fleet, transportation and logistics, supply chain and connected-vehicle ecosystems, which includes tracking, monitoring, and recovering high-value vehicles, equipment, cargo and other vital assets in the markets around the world. We also operate at global scale, with a presence in the North American, EMEA, LATAM, and APAC regions, with plans to continue growing across the board. We believe these market opportunities constitute a total addressable market (“TAM”) of approximately $62 billion. To capitalize on this TAM, our growth strategy includes the following key elements:

•

Drive Ongoing Transformation to SaaS Business Model. We are relentlessly pursuing our goal to grow our software and subscription services business. To accomplish this goal, our team is focused on continual innovation across our proprietary full stack solution. We believe that by leveraging our existing brand presence and customer base, we can drive growth through the adoption of our software applications and open API solutions. As CalAmp continues to drive significant subscriber growth, the increased volumes of data will drive our innovation roadmaps towards increasingly unique and differentiated solutions. This strategy begins with converting the legacy installed base to SaaS arrangements, while simultaneously ramping up SaaS sales volumes to both new and existing customers.

•

Launch New Innovative Software Solutions in the Emerging Connected Asset Market Worldwide. Across the globe, CalAmp has established highly recognizable brands, as well as strong and unique relationships with the most reputable companies in each of our verticals. This is a direct result of the company’s ability to consistently push the frontiers of innovation and develop customer-focused solutions. With innovation as a central component of our culture, CalAmp continues to develop new telematics solutions for the connected asset market such as our award-winning iOn™ application, Here Comes the Bus application and Bus Guardian solution.

•

Expand in Key Verticals and Target Geographies. CalAmp continues to leverage our existing customer relationships, international subscribers, and recent acquisitions to further expand into global markets including Latin America, Europe, Middle East & Africa, and Asia Pacific. Our global expansion strategy is focused on countries with anticipated demand for our full stack of SaaS applications and data services. The launch of iOn in EMEA demonstrates our commitment to execute on this strategy and extend the value of our CTC platform and applications into global markets. We expect this strategy to generate significant growth over time as our international solutions continue to mature and adjust to unique regional market needs.

•

Continue to Help Customers Realize the Value of Fully Connected Ecosystems. Because CalAmp solutions are capable of connecting diverse asset portfolios and offering consolidated insights, the value of our solution grows as we become more embedded across customers’ operational ecosystems. This value is not only attractive to new customers looking for a consolidated solution, but it is also the basis for our ability to upsell existing customers. As our teams continue to build out innovative data services and edge capabilities, we expect to see significant average revenue per unit (“ARPU”) expansion and new customer growth.

Our People Strategy—Focus on our Greatest Asset

People are our greatest asset, and we are committed to being an employer of choice in our industry. Our employees engage in meaningful work with access to cutting-edge tools and technologies to develop solutions that are leveraged across entire industries. We proudly offer the security of an established publicly traded technology company, yet nurture and embody an entrepreneurial spirit. We give our employees a comprehensive compensation package and robust benefits that support the whole person.

CalAmp’s strategic leadership comes from a solid base of worldwide experience in technology, from connected vehicles to networking to public safety to energy and beyond. The executive team has years of expertise in both start-up and enterprise environments designing software and hardware for a wide variety of applications.

As of April 30, 2022, we had 758 employees globally and from time to time we also hire contract workers. None of our employees or contract workers are represented by a labor union. The contracted workers are generally engaged through independent temporary employment agencies.

Our HR Mission

Our HR mission is to create a winning culture that fosters innovation, collaboration, exceptional performance, and personal accountability with balanced attention to work and personal life issues.

Our Core Values—We believe celebrating employees and their achievements is the key to building a winning culture. We define and measure our winning culture by how quickly we innovate, how effectively we execute, how inclusive our environment is, and our willingness to place customer success at the forefront of everything we do.

Our Core Values support the company vision and embrace the culture and experience we want our employees and customers to have. Sharing these common values will help guide us and build internal cohesion towards our winning culture.

Diversity  & Inclusion—CalAmp continually strives to be a deeply inclusive employer with diversity reflected in our teams. We encourage employees to truly be themselves and thrive in an environment where their voices matter, differences are understood and valued, and where they are supported to express their unique ideas openly. We aim to foster a highly engaged and energized workplace—where everyone is treated with dignity and respect and is excited to achieve more.

In addition to incorporating Inclusion into our Core Values and performance review process, CalAmp is also diversifying interview teams by adding employees from under-represented groups into the decision-making process. Training on bridging diversity gaps will be provided to employees to further drive an inclusive culture and build upon employee engagement.

As of March 2022, CalAmp’s Global employee base is 32% female and new hires are 31% female.

In the US, the national employee base is 49% BIPOC (Black, Indigenous, and People of Color). Breaking down that BIPOC representation further: 8% Black, 11% Hispanic/Latino, 26% Asian, and 4% Multiracial or other.

Compensation & Benefits—CalAmp’s benefits are centered around our greatest strength: our people. We strive to care for the whole employee. Our aim is to continually offer an inclusive benefits program that empowers our people to choose benefits according to their needs. This includes offering a robust package of rich benefits that expand from strong healthcare plans to an employee stock purchase program. As a company, we not only care about the current state of our employees but their futures as well. That is why we offer a company match of up to 4% towards their retirement with no vesting period. Our employees enjoy a generous PTO plan—whether salaried or hourly—they get the time they need to be with family, friends, or to take a mental health day. CalAmp is dedicated to taking care of our employees and their families every step of the way. We will continue to seek out innovative benefit programs, top rated vendors, cutting-edge solutions and integrated programs that improve the health of our employees and their families—while anticipating, adapting and staying ahead of market trends to control costs for the benefit of our employees and the company.

Wellness—We carefully plan our wellness programs annually to offer an array of opportunities for employees that focuses on the whole person. This includes financial, physical, emotional and environmental to ensure every element is supported. We believe our employees benefit the most using this well-rounded approach to target the multiple factors of their overall well-being. Our wellness program includes financial seminars, employee assistance programs for employees and their families, walking challenges, health competitions, Wellness Wednesdays, healthy treats, chess tournaments, mindfulness webinars, chair massages and a wealth of virtual and local resources. Wellness incentives are also offered to motivate our employees and their spouses to complete essential health goals each year in a proactive manner, ensuring their wellbeing is top-of-mind.

Talent Development—Providing employees with opportunities to increase knowledge and develop skills makes them feel valued. It gives them a sense of being invested in and recognition of their potential. CalAmp invests in our employees’ professional development by offering a variety of training programs. CalAmp has developed a Training & Education Reimbursement Program which provides an annual fund of training dollars to employees who are motivated for self-development. Employees can seek out job-related degrees or trainings for job enhancement, personal enrichment, and growth. Further, CalAmp offers a variety of on-site and virtual training programs throughout the year that support leadership development. Courses range from fundamentals such as PowerPoint and Presentation skills, to Advanced Communications, Negotiations, and Developing High Performance Teams. More recently we launched our Global Career Paths to give employees a visual of how they can grow and develop within CalAmp. All of this information is held in one central location, our newly created Career Opportunities & Trainings page, for easy access by all employees. Through our programs, employees are given the tools which set them up for success and allow them to approach their work with a greater level of self-assurance and confidence.

Flexible Work Schedule—It is important for us to balance individual flexibility and team collaboration. Each executive has the ability to implement a flexible work schedule that meets the need of their function and the roles their employees perform. Offering flexible work schedules helps us to maintain a competitive edge. Where possible we embrace a hybrid model – 3 days in the office, 2 days remote.

CalAmp Cares—Here at CalAmp we pride ourselves on our people. They are hardworking, dedicated, talented, and passionate. However, as humans we all come to moments in our lives where we need extra support. With this in mind, we launched CalAmp Cares in 2019 to ensure our employees around the world understand we are here for them. We are overwhelmed with immense pride and honor that our employees have made this program their own, coming together like family to support each other in times of need.

Community Care—CalAmp provides opportunities for our employees to stay involved in the communities around them. We know the importance of caring for our communities is essential to our employees’ well-being. Therefore, we love to be a part of the solution and see our communities flourish. We know we can’t solve world hunger, however we can join the battle to fight the hunger around us. That is why we hold annual food drives globally, to provide meals for those that need support.

CalAmp has Paid Volunteer Hours. Our employees get to choose a cause, a date and a time that works for them. We aim to support our communities and our employees’ journeys to do the same. This means giving our employees the freedom to care for their communities in ways they are most passionate about. Employees can use these hours to give back to their local community, church, or charity organization. They are encouraged to use this time with their family, friends, or even coworkers in a way to support the Wining Culture of CalAmp.

Employee Engagement—CalAmp has implemented tools to encourage, foster, track and improve employee engagement. We have a global internal communication portal, full-scale intranet with organizational charts, employee recognition and service awards, as well as tools for setting both individual and team goals. Various pulse surveys have been used to track and measure employee wellbeing. This year we formed our Social Committee comprised of employees from around the globe. Our Social Committee assists with planning company and wellness events and provides us with different perspectives. This is to ensure we consider varying cultures, families, locations and other barriers or differences so we can find solutions and provide activities all our employees can benefit from. Employee engagement is an indicator of employee well-being and commitment to our values, purpose, and strategies.

Our Commitment to Corporate Sustainability

We continually seek to improve and enhance our governance programs. This year, we are pleased to share with our shareholders an update on our Environmental, Sustainability and Governance (“ESG”) efforts. We believe that responsible and sustainable business practices support our long-term success as a company. While those practices help keep our communities and our environment vibrant and healthy, they also lead us to more efficient, resilient, and profitable business operations. They also help us assist our customers in meeting their ESG targets. We believe that being an industry leader is not just about having talented employees or innovative products, but it is also about doing business the right way, every day. That is why our commitment to sound corporate social responsibility (or “CSR”), is deeply rooted in all aspects of our business.

Information regarding our ESG activities is available in our corporate social responsibility report entitled “2022 Corporate Sustainability Report”, available on the ESG tab of our website at www.calamp.com (which is not incorporated by reference herein). Our Governance and Nominating Committee oversees our ESG and CSR policies and programs. Below are some highlights from our 2022 Corporate Sustainability Report:

Sustainable Products

We take responsibility for how our products impact the environment and communities. We believe transparency enhances accountability, helping us improve the long-term sustainability of our products and business.

Responsible Supply Chain

The need for greater transparency and reliability are driving behavioral change in corporate supply chains, especially as a result of the COVID-19 pandemic. We embrace and facilitate this change with our forward-thinking, responsible supply chain program, based on a commitment to collaborate with suppliers and key stakeholders to ensure that our value chain is reliable, socially responsible, and sustainable.

Ethical Business Practices

Integrity is a core value of our company culture—one that we work hard to maintain in order to earn the trust of our customers and business partners, to inspire our employees, and to deliver value for our stockholders and improve our communities.

Advancing a Better Environment

As we look to the future, CalAmp recognizes that environmental stewardship is critical to the long-term success of our company, our customers and other stakeholders. We are fully committed to responsible use of the earth’s natural resources and we strive to minimize any impact on climate change as we work together to create a better future.

Enhancing Vibrant Communities

We believe that corporate sustainability should go beyond environmental and labor considerations to provide a positive social impact on the local communities in which we operate across the globe.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is currently comprised of nine members. Wesley Cummins was appointed to our Board effective June 21, 2022. Amal Johnson will not be standing for re-election at the Annual Meeting. The Board has reduced the number of authorized directors to eight directors to be effective immediately prior to the Annual Meeting. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight persons to be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders or until his or her successor shall has been duly elected and qualified:

•	Jeffery Gardner

•	Scott Arnold

•	Jason Cohenour

•	Wesley Cummins

•	Henry Maier

•	Roxanne Oulman

•	Jorge Titinger

•	Kirsten Wolberg

Each of the eight nominees currently serves as a director on the Board. The biographical information on each nominee and related information, including the committee memberships, is set forth below.

Wesley Cummins was appointed to the Board in connection with the following events. On April 29, 2022, B. Riley Asset Management, LLC. through on of its managed funds, 272 Capital Master Fund Ltd, (collectively “BRAM”) that holds shares of CalAmp stock, submitted to the Company a stockholder notice of intent to nominate six persons for election as directors of the Company (the “Nomination Letter”).

Following discussions, on June 21, 2022, the Company entered into a Cooperation Agreement with BRAM, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2022. As contemplated by the Cooperation Agreement, The BRAM Designee was appointed to the Board on June 21, 2022 and is a nominee for election at the Annual Meeting. Pursuant to the Cooperation Agreement, BRAM has agreed to vote all of its shares of common stock in favor of all directors nominated by the Board for election, subject to certain exceptions set forth in the Cooperation Agreement. Except for the Cooperation Agreement, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

Pursuant to the Cooperation Agreement, if the BRAM Designee is unable or unwilling to serve as a director, resigns as a director or is removed, and at such time BRAM has an aggregate ownership of at least 50% of the common stock beneficially owned by BRAM as of the date of the Cooperation Agreement (1,354,678 shares), then BRAM and the Company shall elect a mutually agreed upon substitute director to serve for the remainder of the BRAM Designee’s term, and such substitute director will be deemed a BRAM Designee for all purposes of the Cooperation Agreement after such appointment. Additionally, pursuant to the terms of the Cooperation Agreement, BRAM irrevocable withdrew the Nomination Letter. The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions, such as among other things:

•	Standstill restrictions relating to director nominations, shareholder proposals, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•	Each party agrees not to make disparaging statements about the other party.

The Cooperation Agreement, including the standstill restrictions on BRAM, will terminate upon the earlier of (A) the date that is thirty (30) calendar days prior to the notice deadline (the “Notice Deadline”) under the Company’s Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) (which date shall be extended through the date of the 2023 Annual Meeting as long as (i) the Company informs the BRAM Designee, in writing, at least 45 calendar days prior to the Notice Deadline of the Company’s intention to re-nominate him for election to serve as a director of the Company at the 2023 Annual Meeting and (ii) the BRAM Designee, at least 30 calendar days prior to the Notice Deadline, expressly accepts, in writing, such re-nomination) and (B) the election to terminate the Cooperation Agreement by the non-breaching party, subject to the terms of the Cooperation Agreement.

The Board recommends that you vote “FOR” the election of each of the above-listed eight nominees for re-election to the Board. The persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of these eight nominees. Each nominee has indicated a willingness to serve as a director. Although the Board expects that the eight nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends a vote “FOR” each of the eight nominees listed in this Proxy Statement.

Board of Directors Information

In evaluating the nominees for the Board of Directors, the Board and the Governance and Nominating Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of CalAmp. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Gardner, who is an employee, their independence.

In selecting the eight director nominees, the Nominating and Governance Committee and the Board has focused on selecting qualified, diverse, independent directors, with strong industry credentials and extensive experience, and who have exhibited leadership within the SaaS, technology, communication, logistics and transportation industries. The Board believes it has selected director nominees with diverse experiences and backgrounds who will continue to work together constructively with a focus on operational excellence, financial strength and stockholder value.

Biographical Information

Jeffery R. Gardner President and CEO

Background

Mr. Gardner has been President and CEO of CalAmp since July 25, 2020, and has been a Director of CalAmp since January 2015. He served as the president and CEO of Brinks Home Security, a provider of home security systems, from 2015 until February 2020. From 2005 until 2015, he was a member of the board of directors of, and from 2005 to 2014, he was the president and chief executive officer of, Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, including cloud computing and managed services to businesses nationwide. Before joining Windstream, he served as executive vice president and chief financial officer of Alltel Corp., a wireless provider. Earlier, he held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998.

Mr. Gardner has served as a director of Qorvo, Inc., a NASDAQ listed semiconductor company, since 2015. Mr. Gardner received a bachelor of arts degree in finance from Purdue University and a master’s degree in business administration from The College of William and Mary. He is currently an NACD Board Leadership Fellow and NACD Governance Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association.

Qualifications and Skills

Mr. Gardner’s individual qualifications and skills as a director include his wealth of leadership experiences as a CEO of CalAmp and other highly successful technology companies, and his financial expertise.

Age:	Director since:	Board committees:	Other current public company boards:
62	January 2015	None	Qorvo, Inc. (NASDAQ: QRVO)

Scott Arnold President and CEO, AuditBoard Independent

Background

Mr. Arnold serves as the President and CEO of AuditBoard, a privately-held leading cloud-based solutions provider of audit, risk and compliance services, a position he has held since July 2020. Prior to this role and from July 2017, Mr. Arnold was the President of Shutterfly Enterprise, a division of Shutterfly, Inc. (NASDAQ: SFLY), in charge of Shutterfly Business Solutions, which manages marketing and customer communication programs, that was acquired in 2019 by Apollo Global Management. He served from May 2013 to April 2016 as president and CEO at AppSense, a leading provider of user environment management solutions enabling a productive, secure workspace. Prior to joining AppSense, from July 2007 to August 2012, Arnold held the roles of COO and then president and CEO of MarketTools, Inc., a Software as a Service (SaaS) market research company. From November 2003 to November 2005, he was COO and Interim CEO of Borland Software, a software company that facilitates software development projects.

Prior to his operating roles, Mr. Arnold was a partner at McKinsey & Company where he served clients across technology and telecom industries and helped build the Firm’s practice in Silicon Valley. Mr. Arnold currently serves on Duke University’s Pratt School of Engineering Board of Visitors, and holds a BS degree in Electrical Engineering from Duke and an MBA degree from the Stanford Graduate School of Business.

Qualifications and Skills

Mr. Arnold was chosen to serve on our Board because of his extensive background in SaaS and enterprise software, along with a passion for optimizing customer experiences and driving product innovation.

Age:	Director since:	Board committees:	Other current public company boards:
58	June 2019	Audit Human Capital	None

Jason Cohenour Former President, CEO and Director, Sierra Wireless, Inc.(NASDAQ: SWIR) Independent

Background

Mr. Cohenour served as the President, CEO and director of Sierra Wireless, Inc., a Nasdaq listed manufacturer of high-performance cellular networking for mission critical applications, from 2005 until June 2018, and held other senior management positions with Sierra Wireless, including COO, from 1996 until 2005. Mr. Cohenour also served as a director of Ikanos Communications, Inc. from 2014 until August 2015, when that company was acquired by Qualcomm, and a director of Epic Data International, Inc. from 2004 to 2010. Mr. Cohenour has a BS degree in Business Administration from the University of Rhode Island.

Qualifications and Skills

Mr. Cohenour was chosen to serve on our Board because of his many years of experience in technology, with a concentration in the mobile wireless communications and Internet of Things (“IoT”) markets, including leading numerous equity financing and M&A transactions.

Age:	Director since:	Board committees:	Other current public company boards:
61	June 2019	Governance and Nominating (Chair) Audit	None

Wesley Cummins President of B. Riley Asset Management Independent

Background

Wesley Cummins is President of B. Riley Asset Management, an institutional asset management arm of B. Riley Financial (NASDAQ: RILY), a financial services firm, a position he has held since 2021. Mr. Cummins served as Chief Executive Officer of 272 Capital LP (“272 Capital”), a registered investment advisor which focused primarily on investing in technology hardware, software and services companies, which he founded in 2020 and sold to B. Riley Financial in 2021. Mr. Cummins serves as Chief Executive Officer and Chairman of the board of directors of Applied Blockchain, Inc. (OTC: APLD), a builder and operator of next-generation datacenters, since 2021, which he co-founded. From 2012 to 2021, he was a research analyst at Nokomis Capital, L.L.C., an investment advisory firm, where he led technology investing. Mr. Cummins holds a B.S. in Business Administration from Washington University in St. Louis, where he majored in finance and accounting.

Mr. Cummins has served as a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a cellular semiconductor firm, and as a member, since June 2018, and he has served as a member of the board of directors of Vishay Precision Group, Inc. (NYSE: VPG), a company that produces sensors based on resistive foil technology and sensor-based systems, since 2017. Mr. Cummins served as a member of the board of directors of Telenav, Inc. (NASDAQ: TNAV) (“Telenav”), a wireless application developer specializing in personalized navigation services, from 2016 to 2021.

Qualifications and Skills

Mr. Cummins’ qualifications to serve as a director include his extensive board and leadership experience, including as CEO of a public company, and his over 20 years of experience as a technology investor.

Age:	Director since:	Board committees:	Other current public company boards:
44	June 2022		Sequans Communications S.A. (NYSE: SQNS) Vishay Precision Group, Inc (NYSE: VPG) Applied Blockchain, Inc. (OTC : APLD)

Henry J. Maier Former President and CEO FedEx Ground Independent

Background

Mr. Maier retired from service as president and CEO of FedEx Ground, a subsidiary of FedEx Corporation (NYSE: FDX), in June 2021, after holding that position since 2013., Mr. Maier has over 40 years of experience in the transportation industry, including more than 30 years at FedEx companies. His FedEx career includes various leadership positions in logistics, sales, marketing and communications. Prior to serving as President and Chief Executive Officer, Mr. Maier was an executive vice president of FedEx Ground and responsible for all the company’s strategic planning, contractor relations and corporate communications programs. He also served on the Strategic Management Committee of FedEx Corporation, which sets the strategic direction for the FedEx enterprise. Mr. Maier graduated from the University of Michigan with a bachelor’s degree in economics.

Mr. Maier has served as a director of CH Robinson Worldwide Inc. (NASDAQ: CHRW), a provider of multimodal transportation services and third-party logistics since February 2022, a director of CarParts.com, Inc. (NASDAQ: PRTS), an ecommerce provider of automotive parts, since April 2021, and a director of Kansas City Southern., a railroad transportation company (that traded on NASDAQ until it was acquired by Canadian Pacific in December 2021), since 2017.

Qualifications and Skills

Mr. Maier was chosen to serve on our Board because of his over 40 years of experience in the transportation industry, his significant experience and expertise in the areas of capital markets, corporate governance and logistics, and his public company board experience.

Age:	Director since:	Board committees:	Other current public company boards:
68	June 2021	Audit Human Capital	CarParts.com (NASDAQ: PRTS) CH Robinson Worldwide Inc. (NASDAQ: CHRW)

Roxanne Oulman EVP & CFO Medallia, Inc. (NYSE: MDLA) Independent

Background

Ms. Oulman served as the EVP and CFO of Medallia, Inc., an NYSE listed SaaS company, until June 3, 2022, a position she held since November 2018. Previously, she served as CFO of CallidusCloud, a publicly held SaaS company, from November 2016 until September 2018. From May 2013 to November 2016, Ms. Oulman held leadership positions at CallidusCloud, which was acquired by SAP in April 2018. From 2011 to 2013, Ms. Oulman served as an Interim Chief Financial Officer at Thoratec Corporation, a biomedical device company, and from 2004 to 2011, she held several other financial leadership positions at Thoratec Corporation. From 1999 to 2004, Ms. Oulman was a General Manager and Western Regional Controller at Zomax, Inc., a logistics and supply chain company. Ms. Oulman has a BS degree in Accounting from Minnesota State University, Mankato and an MBA degree from University of the Pacific—Eberhardt School of Business.

Qualifications and Skills

Ms. Oulman was chosen to serve on our Board because of her background as a proven public SaaS company CFO with experience in leading profitable, innovative companies, as well as her customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
51	August 2018	Audit (Chair)	None

Jorge Titinger Principal of Titinger Consulting Independent

Background

Mr. Titinger is the principal of Titinger Consulting, a private consulting and advisory services firm that he founded in 2016. Mr. Titinger served as President, Chief Executive Officer and a member of the board of Silicon Graphics International (SGI), a NASDAQ listed manufacturer of computer hardware and software, from February 2012 until November 2016, when SGI was acquired by Hewlett Packard Enterprise. Previous to SGI, from June 2008 to July 2011, Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University.

Mr. Titinger has served as a director of Axcelis Technologies Inc, a NASDAQ listed company that designs, manufactures, and services capital equipment for the semiconductor manufacturing industry, since 2019, and of a director of FormFactor, a NASDAQ listed provider of semiconductor wafer test technologies and expertise, since June 2021. Mr. Titinger formerly served as a director of Xcerra Corporation, a provider of semiconductor and electronics test products and services, from 2012 until it was acquired by Cohu, Inc. in 2018, and as a director of Cohu, Inc., a NASDAQ listed semiconductor-service company that provides critical manufacturing equipment to chip producers, until June 2021.

Qualifications and Skills

Mr. Titinger was chosen to serve on our Board because of his extensive board and executive level experience with publicly held technology companies.

Age:	Director since:	Board committees:	Other current public company boards:
61	June 2015	Human Capital (Chair) Cybersecurity	FormFactor (NASDAQ: FORM) Axcelis Technologies Inc. (NASDAQ: ACLS)

Kirsten Wolberg Former Chief Technology and Operations Officer of DocuSign, Inc. (NASDAQ: DOCU) Independent

Background

Ms. Wolberg served as the Chief Technology and Operations Officer for DocuSign, Inc. (NASDAQ: DOCU) from October 2017 to February 2021. From January 2012 to October 2017, Ms. Wolberg was a Vice President at PayPal, Inc., a subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), where she served in various executive roles including as Vice President, Technology from 2012 to 2015. Prior to that, Ms. Wolberg was Chief Information Officer for Salesforce (NYSE: CRM) from May 2008 to September 2011.

Ms. Wolberg has served as a director of SLM Corporation, commonly known as Sallie Mae (NASDAQ: SLM), a provider of consumer banking and educational loans, since 2016 and a director of Dynatrace (NYSE: DT), a provider of software intelligence platforms, since March 2021. Ms. Wolberg also serves on the board of directors of a nonprofit organization in the workforce development space, Jewish Vocational Services (JVS). Ms. Wolberg holds a B.S. in Business Administration with a concentration in Finance from the University of Southern California and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Qualifications and Skills

Ms. Wolberg’s was chosen to serve on our Board because of her extensive experience in technology for SaaS-based companies, including Salesforce.com, PayPal and DocuSign, allows her to provide valuable insight to the Board of Directors in the areas of information technology, cyber security and business operations.

Age:	Director since:	Board committees:	Other current public company boards:
54	September 2020	Cybersecurity (chair) Governance and Nominating	Sallie Mae (NASDAQ: SLM); Dynatrace (NYSE: DT)

THE CALAMP BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of CalAmp and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of our Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com. We are in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq.

•

Diversity. The Governance and Nominating Committee considers and evaluates director candidates in the context of an assessment of the anticipated needs of our Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, our Board will possess the appropriate talent, skills and expertise to oversee CalAmp’s business. When considering candidates as potential Board members, the Board and the Governance and Nominating Committee evaluate the candidates’ ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its annual Board and director evaluation process.

•

Board Refreshment. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with five new directors on-boarding and three directors leaving in the last five years). Most recently, Kirsten Wolberg was appointed to the Board effective September 1, 2020 and Henry Maier was appointed to the Board effective June 1, 2021.

The following graphs set forth the composition of our Board of Directors by gender, age and tenure, exclusive of Amal Johnson, who is not standing for re-election, and thus the following graphs are representative of the composition of the Board’s nominees.

The SEC recently enacted Nasdaq listing rules that require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an under-represented minority or LGBTQ+. Accordingly, we are in compliance with Nasdaq’s diversity requirement. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules, and excludes Amal Johnson who is not standing for re-election at the Annual Meeting.

Board Diversity Matrix

Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

	2	6	-	-

African American or Black (not of Hispanic or Latinx origin)	-	-	-	-

Alaskan Native or Native American	-	-	-	-

Asian	-	-	-	-

Hispanic or Latinx	-	1	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White (not of Hispanic or Latinx origin)	2	5	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-

Did Not Disclose	-

Limit on Number of Other Public Directorships

We have a policy that limits the number of other public company boards on which our directors may serve. Under this policy, CalAmp directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to our Board, and other directors should not serve on more than four other public company boards in addition to our Board.

Director Stock Ownership

We have established stock ownership guidelines for non-employee directors and executive officers. Pursuant to these guidelines, non-employee directors are expected to own shares of our common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. The stock ownership guidelines for executive officers are described on page 66.

Communication with Management

We have devoted significant effort in recent years to enhancing communication between our Board and management and have adopted the following practices to promote clear, timely and regular communication between directors and management:

•

Business Updates. In between Board meetings, management provides our Board with updates on our business performance on at least a quarterly basis and more often when there is a significant or unusual events impacting the business.

•

Meeting Agendas and Presentations. Our Chair of the Board and committee Chair regularly communicate with management to discuss relevant meeting topics and the development of the agendas and presentation materials.

•	Developing Matters. In between Board meetings, directors receive prompt updates from management on developing matters affecting our company and our business.

•

Reference Materials. Directors also regularly receive quarterly strategy updates, securities analysts’ reports, investor communications, company publications, news articles and other reference materials.

Director Orientation and Education

All new directors participate in an extensive director orientation program. New directors engage with members of the executive team and senior management to review, among other things, our historical business and go-forward strategy, technology, finance matters (tax, treasury and accounting), internal audit and enterprise risk matters, human resources matters, corporate governance policies and practices, Global Code of Conduct and legal matters. We provide new directors with written materials to supplement the management meetings to permit them to further understand our business, industry and product portfolio. We have also implemented a mentorship program to pair new directors with longer tenured directors to facilitate a smooth transition onto our Board of Directors. Based on input from our directors, we believe our director orientation program, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our business, connects directors with members of management with whom they will interact and accelerates their effectiveness to engage fully in Board deliberations. Directors are provided additional orientation and educational opportunities upon acceptance of new or additional responsibilities on our Board and in committees that focus on those specific responsibilities.

Changes in Director Occupation or Status

We have a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event that the director’s principal occupation or business association changes substantially from the position he or she held when the director originally joined our Board. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Board Leadership Structure

Our Board does not have a formal policy with respect to whether the roles of the Chair of the Board (“Chair”) and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chair is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chair in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing executive sessions of the non-employee directors, and for performing such other duties as may be specified by the Board from time to time. We currently separate the roles of Chief Executive Officer and Chair. The current Chair is Amal Johnson, an independent, non-employee director. Because Ms. Johnson is not standing for re-election to our Board at the Annual Meeting, the Board, following recommendation of the Governance and Nominating Committee, has appointed Henry Maier, an independent, non-employee director, to serve as the Chair effective as of immediately prior to the Annual Meeting. Our Board believes having an independent non-employee director serve as Chair is the appropriate leadership for CalAmp at this time because it permits our Chief Executive Officer to focus on setting our strategic direction, day-to-day leadership, and operating performance, while permitting the Chair to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. Our Board also believes that the separation of the Chief Executive Officer and Chair roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board acknowledges that no single leadership model is ideal for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

Our Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify, manage and mitigate risks and to communicate information about risk to our Board. Committees of the Board also play an important role in risk oversight.

•

The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, business continuity and operational risks; the qualifications, independence, and performance of our independent auditors; the performance of our internal audit function, legal and regulatory matters; and our compliance policies and procedures. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP.

•

The Human Capital Committee is responsible for overseeing management of risks related to compensation for our executive officers and our overall compensation program, including our equity-based compensation plans, as well as risks related to other human capital management matters.

•

The Cybersecurity and Data Privacy Committee is responsible for overseeing management of information technology infrastructure and utilization, enterprise applications, cybersecurity and data privacy risks and related programs, including, but not limited to, enterprise cybersecurity, privacy, data collection and protection and compliance with information security and data protection laws.

Director Independence

Proposal One is for the election of eight nominees, seven of whom have been determined by our Board to be independent. A director’s independence is determined by our Board pursuant to the rules of Nasdaq and applicable SEC rules and regulations. Our Board has determined that each director nominee is independent, with the exception of Jeffery Gardner, who serves as the Company’s President and Chief Executive Officer.

Process of Identifying and Evaluating Nominees for Directors

1	2	3	4

Assess Thoughtful process to develop criteria sought in directors guided by the Governance and Nominating Committee	Identify Potential nominees identified	Evaluate Governance and Nominating Committee reviews available information on prospective nominees	Nominate Board nominates directors for election by stockholders

1—Assess

Our Board, led by the Governance and Nominating Committee, evaluates the size and composition of our Board at least annually, giving consideration to evolving skills, perspectives, and experiences needed on our Board to perform its governance and oversight role as the business evolves and transforms, and the underlying risks change over time. Among other factors, the Governance and Nominating Committee considers our strategy and needs, as well as our directors’ skills, expertise, experiences, gender, race, ethnicity, tenure, and age. As part of the process, our Board assesses the skills and expertise of our current directors to then develop criteria for potential candidates to be additive and complementary to the overall composition of our Board. Specific director criteria evolve over time to reflect our strategic and business needs and the changing composition of our Board.

2—Identify

The Governance and Nominating Committee is authorized to use any methods it deems appropriate for identifying candidates for membership on our Board of Directors, including considering recommendations from stockholders and engaging the services of an outside search firm to identify suitable potential director candidates.

3—Evaluate

The Governance and Nominating Committee has established a process for evaluating director candidates that it follows regardless of who recommends a candidate for consideration. Through this process, the Governance and Nominating Committee considers a candidate’s skills and experience and other available information regarding each candidate. Following the evaluation, the Governance and Nominating Committee recommends nominees to our Board.

4—Nominate

Our Board of Directors considers the Governance and Nominating Committee’s recommended nominees, analyzes their independence and qualifications and selects nominees to be presented to our stockholders for election to our Board.

Board and Committee Meetings

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. The policy of our Board is that all directors are encouraged to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting of stockholders. In fiscal 2022, the table below shows the number of meetings and executive sessions of the Board and its standing committees. Each director attended more than 75% of the aggregate meetings of the Board and committees on which the director served.

Fiscal 2022 Board and Committee Meetings

	Number of Meetings	Number of Executive Sessions
Board of Directors	8	8
Audit Committee	6	5
Human Capital Committee	7	3
Governance & Nominating Committee	4	1
Cybersecurity & Data Privacy Committee	2	1

The independent, non-employee directors of our Board and its committees meet in executive sessions routinely and regularly. During the executive sessions, the independent, non-employee directors have access to the Chief Executive Officer and other members of senior management. In addition, our Audit Committee meets periodically with our independent registered public accounting firm without management present at such times as the Audit Committee deems appropriate. The Chair of the applicable Board committee, as applicable, presides over these executive sessions.

Board Evaluation

Our Board of Directors believes that it is important to assess the performance of our Board, its committees and individual directors and to solicit and act upon the feedback received. Accordingly, the Governance and Nominating Committee oversees an annual performance evaluation process. In fiscal 2022, our Board evaluation was conducted by an external advisor selected by the Governance and Nominating Committee to evaluate corporate governance and board effectiveness. This third-party facilitator met with our Chair of the Board and Chair of the Governance and Nominating Committee to develop evaluation topics and process to help guide, facilitate and report on the results from the anonymous survey.

Third-party facilitator discussed evaluation results with Board leadership

The third-party facilitator discussed the feedback regarding each Board committee with the respective committee chair and discussed the overall Board evaluation results with our Chair of the Board and Chair of the Governance and Nominating Committee.

Results discussed with the full Board and each committee

The third-party facilitator led discussions with the full Board, and each committee chair held discussions with the respective committees regarding the evaluation results.

Our Board of Directors utilizes the results of our Board and committee evaluations in making decisions on the structure of our Board, Board and committee responsibilities, agendas and meeting schedules for our Board and its committees, changes in the performance or functioning of our Board and continued service of individual directors on our Board. As a result of our annual performance evaluation process this year, enhancements have been made and are continuing to be made to Board processes and procedures, including streamlining Board presentations and materials to facilitate more effective and efficient meetings and establishing comprehensive annual Board and committee agendas to improve visibility into upcoming meeting topics throughout the year.

Contacting the Board

Our stockholders who are interested in communicating directly with our Board, any Committee of our Board, the Chair or the non-employee directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chair, Chair of the Governance and Nominating Committee, the Audit Committee, the Cybersecurity Committee or the Human Capital Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp’s business and financial operations, policies and corporate philosophies.

Corporate Governance Documents

Please visit our Governance tab of our website at www.calamp.com for additional information on our corporate governance, including:

•

the Charters approved by the Board for the Audit Committee, the Human Capital Committee, the Cybersecurity and Data Privacy Committee (the “Cybersecurity Committee”) and the Governance and Nominating Committees;

•	the Corporate Governance Guidelines; and

•	the Code of Business Conduct and Ethics.

▪

Our Code of Business Conduct and Ethics (the “Code”) applies to all of our directors, officers and employees. Section 15 of the Code contains a Financial Management Code of Ethics that applies specifically to our Chief Executive Officer and all finance and accounting employees, including our senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code that are required to be disclosed by SEC regulations, we will disclose these events on our website.

Stockholder Engagement

We believe that effective corporate governance includes year-round engagement with our stockholders. We meet regularly with our stockholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, we will engage with stockholders at several times a year. For instance, during calendar 2022, we participated in approximately eight investor conferences via virtual teleconference during which we hosted an average of six investor meetings at each conference. Throughout each fiscal year, we facilitate quarterly conference calls with all of our sell-side coverage analysts as well as at least six to seven of our most active investors. All of the published analysts’ reports are shared with our Board of Directors after each quarters’ meetings. Additionally, we provided our Board of Directors with periodic verbal updates on the feedback we receive from our active investors. And finally, we periodically request meetings with our larger passive investors as part of various outreach programs. Although our passive investors are selective as to their willingness or desire to participate in telephonic or in-person meetings, we believe it is important to express a genuine interest to participate in active dialogue with of our larger and most tenured investors. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of investor priorities (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement). Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.

Committees of the Board

Our Board has delegated certain of its authority to four standing committees: the Audit, Human Capital, Cybersecurity, and Governance and Nominating Committees. These Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available at the Governance tab on our website at www.calamp.com. The following table provides current membership for each of our Board committees. Mr. Maier’s service on his committees commenced on July 28, 2021 in connection with his appointment on the Board. In addition, on July 28, 2021, the Cybersecurity Committee was formed, and Ms. Wolberg ceased service on the Human Capital Committee in connection with becoming the Chair of the Cybersecurity Committee. Ms. Johnson is not standing for re-election at the Annual Meeting and Mr. Maier has been appointed as Board Chair effective as immediately prior to the Annual Meeting. Mr. Cummins, who joined the Board on June 21, 2022, is not included in the table as he has not yet been assigned to a committee.

Board Director	Audit	Human Capital	Cybersecurity	Governance and Nominating

Amal Johnson

Scott Arnold

Jason Cohenour

Jeffery Gardner

Henry Maier

Roxanne Oulman

Jorge Titinger

Kirsten Wolberg

Chair	Member	Chair of the Board
Chair elect

Audit Committee

Committee Members

Roxanne Oulman (Chair)	Scott Arnold	Jason Cohenour	Henry Maier

We have an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934. Our Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the regulations of the SEC. Our Board has also determined that each member of the Audit Committee is independent as defined in the rules of Nasdaq and the SEC. The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements. Specific duties and responsibilities of the Audit Committee include, among other things:

Independent Registered Public Accounting Firm	• appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm;

•   discussing with the independent registered public accounting firm its relationships with CalAmp and its independence, and periodically considering whether there should be a regular rotation of the accounting firm in order to assure continuing independence; and

• determining whether to retain or, if appropriate, terminate the independent registered public accounting firm.
Audit & Non-Audit Services; Financial Statements; Audit Report	• reviewing and approving the scope of the annual independent audit, the audit fee, and other audit services;
• preparing the Audit Committee report for inclusion in the annual proxy statement; and
• overseeing our accounting and financial reporting processes and the audit of our financial statements, including the integrity of our financial statements.
Disclosure Controls; Internal Controls & Procedures; Legal Compliance	• reviewing our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; and
• overseeing compliance with legal and regulatory requirements.
Risk Oversight	• reviewing the Company’s practices with respect to risk assessment and risk management; and

•   discussing policies with respect to risk assessment and risk management, including the Company’s programs, policies, practices and safeguards for information technology, cybersecurity and data security.

Related Party Transactions	• overseeing relevant related party transactions governed by applicable accounting standards (other than related-person transactions addressed by the Governance and Nominating Committee).
Annual Review/Evaluation	• annually reviewing the Audit Committee’s charter and performance.

Human Capital Committee

Committee Members

Jorge Titinger (Chair)	Scott Arnold	Henry Maier

The primary duties and responsibilities of our Human Capital Committee, as set forth in its charter, are to review make recommendations to our Board with respect to, the compensation of our executive officers and non-employee directors, and to administer our equity-based compensation plan. Our Board has determined that each member of the Human

Capital Committee is independent as defined in the rules of Nasdaq and the SEC. The Human Capital Committee discharges the Board’s responsibilities related to the compensation of our executives and Directors and provides general oversight of our compensation structure, including our equity compensation plans. Specific duties and responsibilities of the Human Capital Committee include, among other things:

Executive Compensation, Stock Ownership & Performance Reviews	• recommending to the Board the CEO’s compensation for the Board’s review and approval;

•   reviewing and approving objectives relevant to other executive officer compensation (base salaries, incentive compensation and perquisites) and evaluating performance and determining the compensation of other executive officers in accordance with those objectives;

• conducting performance evaluation of CEO;
• reviewing performance feedback on executive team members;
• review and recommend severance arrangements and other applicable agreements and policies for executive officers; and
• monitoring compliance with stock ownership guidelines for executive officers.
Director Compensation & Stock Ownership	• reviewing and making recommendations to the Board regarding director compensation; and
• monitoring compliance with stock ownership guidelines for directors.
Compensation Consultants	• engaging compensation consultants, outside counsel and other advisors to assist the Human Capital Committee in the full performance of its functions; and

•   assessing the independence of all advisors (whether retained by the Human Capital Committee or management) that provide advice to the Human Capital Committee, in accordance with Nasdaq listing standards.

Risk Assessment; Other Disclosure	• overseeing CalAmp’s compensation structure, policies and programs for executive officers, and assessing whether these establish appropriate incentives for executive management; and

•   reviewing and discussing with management the Compensation Discussion and Analysis and performing other reviews and analyses and making additional disclosures as required of Committees by the rules of the SEC or applicable exchange listing requirements.

Annual Review/ Evaluation	• annually reviewing the Human Capital Committee’s charter and performance.

Cybersecurity and Data Privacy Committee

Committee Members

Kirsten Wolberg (Chair)	Amal Johnson	Jorge Titinger

The Cybersecurity Committee was formed by the Board in July 2021 to act on behalf of the Board in fulfilling the Board’s oversight responsibility with respect to our information technology use, cybersecurity and data privacy programs and risks, including, but not limited to, enterprise cybersecurity, privacy, data collection and protection and compliance with information security and data protection laws. Our Cybersecurity Committee serves the Board and is subject to its control and direction. Specific duties and responsibilities of the Cybersecurity Committee include, among other things:

Technical Safeguards and Incident Responses

•  overseeing our systems, controls and procedures and business partners engaged by us to collect, create, use, maintain, process and protect personal information and/or any information or assets of our customers, employees and business partners;

• overseeing policies, procedures, plans and execution intended to provide security, confidentiality, availability and integrity of Company Information Assets;

•  overseeing the quality and effectiveness of our cybersecurity and data privacy programs and its practices for identifying, assessing and mitigating cybersecurity risks across all business functions that handle electronic information, intellectual property, data, and across connected products and the connected ecosystem, including third parties, joint ventures and dealers;

•  overseeing our policies and procedures to protect, detect and respond to cyber-attacks or information or data breaches involving electronic information, intellectual property, data, connected products and the connected ecosystem; and

• periodically reviewing with management our crisis preparedness, incident response plan and disaster recovery capabilities.
Compliance & Internal Audits

•  overseeing our compliance with applicable information security and data protection laws and industry standards, and shall oversee any internal audits of our information technology systems and processes.

Annual Review/Evaluation	• annually reviewing the Cybersecurity Committee charter and performance.

Governance and Nominating Committee

Committee Members
Jason Cohenour (Chair)	Amal Johnson	Kirsten Wolberg

The primary duties and responsibilities of our Governance and Nominating Committee are to review and make recommendations on the composition of our Board and its committees, to evaluate and recommend candidates for election to our Board, and to review and make recommendations to the Board on elections and corporate governance matters. Our Board has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of Nasdaq.

Our bylaws permit stockholders to nominate director candidates to stand for election to our Board at an annual meeting of stockholders. Nominations may be made by our Board or by any stockholder. Under our bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to us not later than 90 days or earlier than 120 days in advance of the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the Company’s annual meeting for the prior year, then the notice by the stockholder must be delivered to us no earlier than the close of business on the 120th day prior to the annual meeting, and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the annual meeting date. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

The policy of our Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

Our Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of our Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, our Governance and Nominating Committee considers these factors in the light of the specific needs of our Board at that time. Specific duties and responsibilities of the Governance and Nominating Committee include, among other things:

Board Matters	• developing and recommending to the Board the criteria for identifying and evaluating Director candidates and periodically reviewing these criteria;

•   identifying and recommending candidates to be nominated for election as Directors at our annual meeting, consistent with criteria approved by the Board;

•   making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

• identifying and recruiting new Directors, establishing procedures for the consideration of Director candidates recommended by stockholders; and
• assessing the contributions and independence of Directors in determining whether to recommend them for election or reelection to the Board.
CalAmp Governing Documents & Corporate Governance Guidelines & Other Policies	• annually reviewing and making an affirmative determination regarding the independence of each director, and recommending such determinations to the Board; and
• developing corporate governance principles, including our Corporate Governance Guidelines.
Annual Review/Evaluation	• annually reviewing the Governance and Nominating Committee’s charter and performance; and
• overseeing the periodic self-evaluation of the Board and its committees, including an assessment of the contributions and independence of each of the incumbent directors.

Our Commitment to Corporate Sustainability

We continually seek to improve and enhance our governance programs. Accordingly, we are pleased to share an update on our Environmental, Sustainability and Governance (“ESG”) efforts. We believe that responsible and sustainable business practices support our long-term success as a company. While those practices help keep our communities and our environment vibrant and healthy, they also lead us to more efficient, resilient, and profitable business operations. We believe that being an industry leader is not just about having talented employees or innovative products, but it is also about doing business the right way, every day. That is why our commitment to sound corporate social responsibility (or “CSR”), is deeply rooted in all aspects of our business.

Information regarding our ESG activities is available in our corporate social responsibility report entitled “2022 Corporate Sustainability Report”, available on the ESG section of our website at https://www.calamp.com/environmental-social-governance/ (which is not incorporated by reference herein). Below are some highlights from our 2022 Corporate Sustainability Report:

We believe there is a fundamental link between and among our telematics solutions supporting the mobile connected economy, the people of CalAmp, our partners, the communities in which we work and live, and the planet that is home to us all.

Our Telematics Solutions

•  Leveraging our telematics cloud, we deliver an array of SaaS applications, telematics subscription services and edge computing products that can minimize waste and dramatically improve driver and vehicle safety.

•  By enabling load and route optimization, our CalAmp iOn Suite of Telematics Services and smart devices directly lead to fuel savings, lower greenhouse gas emissions and extended, more efficient service life for monitored vehicles.

Our People

•  Our concern is for the overall health and wellness of every employee. CalAmp provides exceptional health benefits to employees, but we have taken further steps to actively promote well-being and lifelong health.

•  We believe that CalAmp strongly reflects society in all of its diversity. We recognize that we have much to do to ensure opportunity for everyone, regardless of gender, age, sexual orientation, race or ethnicity.

Our Partners

•  All of our contract manufacturers are ISO 14000 certified.

•  We have actively transitioned our supply chain to Tier 1 manufacturers that are geographically closer to our markets. For example, by moving manufacturing to Mexico from China, we reduced the quantity and frequency of air freight and cargo shipments, which has less of a carbon impact on the environment.

•  We comply with Dodd-Frank conflict minerals and work to eliminate suspicious smelters from our supply chain. We also comply with UK’s Modern Slavery Act and California’s Transparency in Supply Chains Act.

Our Communities

•  CalAmp is helping to build safer communities through initiatives like Here Comes The Bus®, our award-winning school bus location solution built with our subsidiary, Synovia Solutions, that lets parents know when school buses are arriving at their nearest stop. One county in North Carolina transformed their use of Here Comes The Bus to ensure the delivery of hot breakfasts and lunches to children who were kept out of school by the COVID-19 pandemic.

•  We have taken an active role in Together for Safer Roads, a partnership that crosses industry boundaries to address the most challenging road safety issues in five categories: road safety management, safer roads and mobility, safer vehicles, safer road users, and post-crash response.

•  Across all of our global offices, CalAmp promotes charitable giving and volunteering, with programs such as Adopt-a-Highway, which clearly fits our mission, but also through regular volunteering by employees at local food banks as well as donations to clothing and food drives across all our offices.

Our Planet

•  Our connected vehicle solutions not only reduce costs for fleet operators, but they also result in safer roads and less fuel consumption, which results in fewer greenhouse gases being produced.

•  We have taken a number of steps to improve our groundbreaking technologies, leading to even greater efficiencies and environmental benefits which include:

Over The Air Updates—rather than requiring vehicles to travel to a central location for software or firmware updates, we can provide these improvements remotely for many of our systems.

Low Power Batteries—by taking advantage of newer technologies and engineering approaches, our IoT solutions are moving towards a future where batteries can last much longer, with less waste and fewer service calls to replace batteries.

Electric Vehicle Support—our solutions support the constant monitoring of battery health for electric and hybrid vehicles.

Compliant Designs—all CalAmp designs for the past 10 years are ROHS and REACH compliant.

Water Conservation—by design, our products require no water during the production process and generate no effluent.

Landfill Reduction—To reduce the amount of waste going to landfill, we focus on scrap reduction and reuse of materials where possible.

COMPENSATION OF DIRECTORS

Our director cash compensation plan was established on August 1, 2012. Since that time our non-employee directors have been paid an annual retainer of $60,000. Also our Board and committee Chairs are paid supplemental annual retainers, which have been revised from time to time since 2012. For fiscal 2022, the Board Chair fee was increased from $45,000 to $50,000 and other Chair fees remained unchanged from fiscal 2021. The fiscal 2022 Board and committee Chair fees were as follows:

Board Chair	$50,000
Audit Chair	$25,000
Human Capital Chair	$15,000
Cybersecurity and Data Privacy Chair	$10,000
Governance and Nominating Chair	$10,000

Since fiscal 2017, each non-employee director has an annual equity grant with a fair value of approximately $128,000 in the form of shares of restricted stock, generally on the date of our annual stockholders meeting. In fiscal 2023, this amount will increase to $140,000. Restricted stock units (“RSUs”) are granted in lieu of shares of restricted stock to those directors who elect to defer their annual equity awards under the Company’s non-qualified deferred compensation plan. Annual equity awards granted to our non-employee directors generally vest on the earlier of the one-year anniversary of the date of grant or the date of our next annual stockholder meeting at which directors are elected. Under our Amended and Restated 2004 Incentive Stock Plan, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award. Additionally, our Amended and Restated 2004 Incentive Stock Plan provides that the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service during any fiscal year is not to exceed $500,000.

The following table shows all compensation earned by, or awarded or paid to, each of our non-employee directors in fiscal 2022. Mr. Cummins was not a director during fiscal 2022.

				Stock Awards
	Fees Earned			Restricted			Restricted
	or Paid			Stock			Stock Units
Name	in Cash (A)($)			(B)($)			(B)(C)($)			Total ($)
Amal Johnson(D)	$112,500			$127,999			$-			$240,499
Scott Arnold	68,500	(C	)	-			127,999	(C	)	196,499
Jason Cohenour	75,000			127,999			-			202,999
Henry Maier	53,500	(D	)	277,318	(E	)	-			330,818
Roxanne Oulman	85,000			-			127,999	(C	)	212,999
Jorge Titinger	77,500			-			127,999	(C	)	205,499
Kirsten Wolberg	70,000	(C	)	-			127,999	(C	)	197,999

(A)

Represents Board annual retainer of $60,000. Also includes Board and committee Chairs supplemental annual retainers discussed above. All fees are paid quarterly in advance of the related service period, and are pro-rated for appointments and departures.

(B)

On July 28, 2021, each non-employee director received a grant of 10,466 restricted stock shares or RSUs that had a grant date fair value of $127,999. RSUs are granted in lieu of shares of restricted stock to those directors who elect to defer their annual equity awards under the Company’s non-qualified deferred compensation plan.

The following table shows the aggregate numbers of outstanding restricted stock and RSU awards held as of February 28, 2022 by each non-employee director.

Name	Restricted Stock Outstanding at 2022 Fiscal Year End (#)	RSUs Outstanding at 2022 Fiscal Year End (#)(1)
Amal Johnson	10,466	-
Scott Arnold	-	49,248
Jason Cohenour	23,064	-
Henry Maier	21,071	-
Roxanne Oulman	-	46,049
Jorge Titinger	-	61,949
Kirsten Wolberg	-	39,846

(1)

Amounts include RSUs which have vested, but have not yet been settled in shares of our common stock, pursuant to the named individual’s election to defer settlement thereof under the Company’s non-qualified deferred compensation plan, as set forth in the following table:

Name	Vested and Unsettled RSU Awards Outstanding at 2022 Fiscal Year End (#)
Scott Arnold	38,782
Roxanne Oulman	35,583
Jorge Titinger	51,483
Kirsten Wolberg	29,380

(C)

Mr. Arnold and Ms. Wolberg elected to defer their fiscal 2022 director cash compensation into the Company’s non-qualified deferred compensation plan. Ms. Oulman, Ms. Wolberg and Messrs. Arnold and Titinger elected to defer their fiscal 2022 annual equity awards into our non-qualified deferred compensation plan.

(D)

In February 2022, Ms. Johnson formally notified the Company of her decision not to stand for reelection at the Annual Meeting. Ms. Johnson will continue to serve as a director until the expiration of her term at the Annual Meeting.

(E)

Upon joining the Board on June 1, 2021, Mr. Maier received an initial grant of 10,605 shares of restricted stock with a grant date value of $149,319, of which 1,515 shares vested on June 1, 2022 and the remaining 9,090 vest on the third anniversary of the grant date. Mr. Maier’s director fees were pro-rated for the time served during the fiscal year.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, the Board is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as independent auditors for the fiscal year ending February 28, 2023. Deloitte has served as our independent auditor since our 2018 fiscal year. The Audit Committee considered a number of factors in determining whether to re-engage Deloitte as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, professional qualifications and resources, past performance, and capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.

The Board of Directors and the Audit Committee believe that the continued retention of Deloitte as our independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte, but still may retain them. In addition, if stockholders ratify the selection of Deloitte as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent auditors.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2023.

Representatives of Deloitte & Touche LLP are expected to participate in the Annual Meeting, will have an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

AUDIT MATTERS

Fees

Fees billed for professional services rendered by Deloitte for fiscal 2022 and 2021 are summarized below:

	Fiscal 2022	Fiscal 2021
	Fees	Fees
Audit fees (1)	$1,471,324	$1,428,628
Audit-related fees	$-	$-
Tax fees (2)	$36,726	$86,927
All other fees	$-	$-

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as quarterly reviews and statutory audits.
(2)	Tax fees were principally for services related to tax compliance and tax planning services.

Our Audit Committee pre-approved all of the foregoing services and fees in accordance with our Audit Committee’s pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Under its charter, our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. Our Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. Our Audit Committee’s pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation that the independent registered public accounting firm cannot perform for us under any circumstances.

Determination of Independence

Our Audit Committee has determined that the nature of all services provided by Deloitte are compatible with their maintenance of auditor independence.

Report of The Audit Committee

The following Audit Committee Report (“Report”) does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The members of our Audit Committee have been appointed by our Board of Directors. Our Audit Committee operates under a written charter that was adopted by our Board in 2001. Management is responsible for preparing our financial statements and for maintaining effective internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended February 28, 2022 and discussed these financial statements with both management and Deloitte, the Company’s independent registered public accounting firm, including discussing with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee also received and reviewed the written disclosures and the letter from Deloitte required by the rules of the PCAOB, and has discussed with Deloitte its independence from CalAmp and management.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022.

During fiscal 2022, management, assisted by the Company’s internal auditors, evaluated the Company’s system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management and the internal auditor during the process. In connection with this oversight, the Audit Committee received periodic updates from management and the internal auditor at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management and the internal auditor the assessment and report on the effectiveness of the Company’s internal control over financial reporting as of February 28, 2022.

Also during fiscal 2022, the Audit Committee met with Deloitte, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with Deloitte its review and report on our internal control over financial reporting.

AUDIT COMMITTEE

Roxanne Oulman, Chair

Scott Arnold

Jason Cohenour

Henry Maier

PROPOSAL 3—ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in this Proxy Statement.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 56, the Human Capital Committee and the Board have structured our executive compensation program to tie total compensation to long-term performance that supports stockholder value, as reflected primarily in our stock price. We urge stockholders to read the “Compensation Discussion and Analysis,” as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Human Capital Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals especially our pay-for-performance objectives and incentives based on stock price appreciation coupled with the compensation of our NEOs that support and contribute to our success. For these reasons and as discussed more fully in the Compensation Discussion and Analysis, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Human Capital Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions. We currently conduct annual advisory votes on executive compensation, and we expect our next advisory vote on executive compensation will occur at our 2023 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” approval, on an advisory basis, of the compensation paid to our Named Executive Officers, as described in this Proxy Statement.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE CALAMP CORP. AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN

In fiscal 2022, we have been working closely with our customers and suppliers to effectively manage through the supply chain challenges while accelerating our strategic transformation to a software-as-a-service (SaaS) telematics provider. As evidence of our progress, our Software and Subscription Services (S&SS) revenue increased 18% to $154 million for the fiscal year and represented 52% of total revenue compared to $130 million or 42% of total revenue in the prior year. Further highlighting our progress, Remaining Performance Obligations expanded to $202 million at 2022 fiscal year-end from $145 million at 2021 fiscal year-end, and our aggregate backlog grew as well to $285 million from $211 million in the prior year. Moreover, during the fourth quarter, we converted approximately one-fifth of our eligible telematics device customers to recurring subscription contracts. As of the end of our fiscal year, our total subscriber count reached 1.1 million, up 11% from the 954,000 in the prior year. CalAmp is poised to build lasting shareholder value as we aggressively expand our SaaS solutions offerings and enter new markets with the objective of generating increasing profitability and cash flow in the years ahead. Our top priority is executing on our strategic plan of SaaS transformation to deliver compelling value for our stockholders.

At CalAmp, we recognize that our most valuable asset is our global workforce and we acknowledge that being able to offer contemporary compensation and equity award programs is vitally important for us to win in the highly competitive SaaS marketplace. All technology companies in transformation realize the critical need to acquire talent with differentiated technical expertise and unique skills, who expect and demand equity-heavy compensation, as it is a major compensation component leveraged by other technology, software and SaaS businesses. Therefore, we believe such an equity compensation program is critical for us to attract and retain qualified talent with direct SaaS experience, which is the key to unlock the door to CalAmp succeeding in its SaaS transformation and delivering the growth and value that our stockholders deserve and expect.

On June 8, 2022, our Board adopted an amendment (the “Amendment”) to the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (the “Plan”), which makes the following changes to the existing Plan (as amended by the Amendment, the “Amended Plan”); (1) increases the number of shares of common stock (“shares”) available by 1,000,000 shares to a total of 12,850,000 shares, and therefore increases the number of shares which may be granted as incentive stock options under the Amended Plan, by 1,000,000 shares to a total of 12,850,000 shares and (2) increases the limit on the number of shares which may be granted as “full value” stock-based awards (i.e. awards other than stock options and stock appreciation rights) under the Amended Plan from 4,550,000 shares to 5,550,000 shares. If the Amendment is approved by our stockholders, the Amendment will become effective on the date of this Annual Meeting.

A copy of the Amendment is attached as Exhibit A to this Proxy Statement.

Stockholder Approval

This Proposal 4 is seeking approval of the Amendment. In general, stockholder approval of the Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Code.

If stockholders do not approve this Proposal 4, the proposed additional shares will not become available for issuance under the Plan, and therefore the number of shares which may be granted as incentive stock options under the Plan shall remain 11,850,000, and the number of shares which may be granted as “full value” stock-based awards under the Plan shall remain 4,550,000.

Proposed Share Reserve Increase

We are asking our stockholders to approve the Amendment because we believe the availability of an adequate reserve of shares under the Amended Plan is important to our continued growth and success. The purpose of the Amended Plan is to provide a flexible framework that will permit the Board to develop and implement a variety of stock-based programs based on changing needs of the Company, its competitive market, and regulatory climate. We believe it is in the best interest of our stockholders for officers, employees, and members of the Board to own stock in the Company and that such ownership will enhance our ability to attract highly qualified personnel, to strengthen our retention capabilities, to enhance our long-term performance and that of our subsidiaries, and to vest in participants a proprietary interest in the success of the Company and its subsidiaries. If the Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected.

Background of Reasons for and the Determination of Shares Under the Amendment

In its determination to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for our employees, directors and consultants. In determining the number of shares by which to increase the share reserve under the Plan, the Board reviewed the recommendations of the Human Capital Committee of the Board (the “Human Capital Committee”), which were based on an analysis prepared by and recommendations of Pay Governance, our independent outside compensation consultant.

In determining whether to approve the Amendment, our Board considered the following:

•

The shares to be reserved for issuance under the Amended Plan represents an increase of 1,000,000 shares from the aggregate number of shares reserved for issuance under the Plan and the total aggregate of additional authorized shares being requested under the Amended Plan (above the shares remaining available for issuance under the Plan) represents 2.8% of our outstanding common stock on May 28, 2022.

•

The remaining reserve for future awards under the Plan as of February 28, 2022 was 1,145,758 shares or 3.2% of common shares outstanding as of such date, of which 900,723 shares were available for issuance as full value awards. At the end of fiscal years 2020, 2021, and 2022, our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year), was approximately 10%, 12%, and 13%, respectively, and as of May 28, 2022, it was approximately 13%.

•

If approved, the issuance of the shares to be reserved under the Amended Plan would increase the overhang by approximately 3% of common shares outstanding (determined as of May 28, 2022), and total overhang (including outstanding awards and shares available for future grants under the Amended Plan) at the end of fiscal 2022 would be approximately 16%.

Other factors that stockholders may consider in evaluating the proposal to approve the Amendment include:

•

In fiscal years 2022, 2021, and 2020, equity awards representing a total of 1,629,083, 1,885,450 and 1,597,000 shares (in each case, assuming performance stock unit (PSU) awards and market stock unit (MSU) awards granted in the respective year based on the achievement of “target” performance goals), respectively, were granted under the Plan.

•	Our three-year average burn rate was approximately 6.7% as shown in the following table.

	2020	2021	2022	Three Year Average

Stock Options Granted	170,977	-	-	56,992

Restricted Stock Granted	197,432	257,400	213,723	222,852

RSUs Granted	1,287,241	1,333,800	967,948	1,196,330

PSUs/MSUs Granted(1)	112,327	294,250	447,412	284,663

PSUs/MSUs Earned(2)	-	66,593	159,765	75,453

Total Awards Granted(2)(3)	1,655,650	1,657,793	1,341,436	1,551,626

Weighted Average Shares Outstanding - Basic	33,670,000	34,389,000	35,254,000	34,437,667

Burn Rate(4)	7.1%	7.2%	5.7%	6.7%

(1)	Reflects PSUs and MSUs granted in the applicable year based on the achievement of “target” performance goals.

(2)	Reflects the aggregate amount of PSUs and MSUs earned as of the completion of the applicable performance period and not at the end of any subsequent time-vesting period, as applicable.

(3)

Reflects the aggregate amount of stock options, restricted stock and RSUs granted, and PSUs and MSUs earned as of the completion of the applicable performance period and not at the end of any subsequent the time-vesting period, as applicable.

(4)

Burn rate is calculated with a full-value award multiplier of 1.50:1 based on the Company’s annual stock price volatility and based on the aggregate amount of stock options, restricted stock and RSUs granted, and PSUs and MSUs earned in the last 3 years.

•

If we exhaust current share reserves under the Plan without approval of the Amendment, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

If the Amendment is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately one to two years of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices.

Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

The Board of Directors recommends a vote “FOR” approval of the amendment to the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan.

Summary of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to the proxy statement on Schedule 14A that we filed with the SEC on June 21, 2021 and the Amendment to the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the Amended Plan is to provide a flexible framework that enables the Board to use a variety of equity-based awards based on changing needs of the Company, its competitive market, and regulatory climate. The Board and senior management believe that these equity-based awards enhance the Company’s ability to attract highly qualified personnel and strengthen its retention capabilities, and that it is in the best interest of the Company’s stockholders for officers, employees and directors to own stock in the Company and that such ownership will instill in the participants a proprietary interest in the success of the Company.

Eligibility. All employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the Amended Plan. As of May 28, 2022, approximately 818 individuals were eligible to participate in the Amended Plan, consisting of 7 non-employee directors, 792 employees and 19 consultants.

Administration. The Amended Plan is administered by the Human Capital Committee (the “Plan Committee”). The Plan Committee at all times must consist of two or more persons, each of whom is a member of the Board. To the extent required for transactions under the Amended Plan to qualify for the exemptions of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), members of the Plan Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. The Plan Committee has full authority to administer the Amended Plan, including authority to interpret and construe any provision of the Amended Plan and the terms of any award issued under it and to adopt such rules and regulations for administering the Amended Plan as it may deem necessary or appropriate. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time, administer the Amended Plan.

Award Types and Limits.

The Amended Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, phantom stock and stock bonuses, each of which is described below. The maximum number of shares as to which stock options and stock awards may be granted under the Amended Plan would be increased from 11,850,000 shares to 12,850,000 shares if the Amendment is approved by stockholders. As of February 28, 2022, 1,145,758 shares remained available for future grants under the Plan, which represents approximately 3% of common shares outstanding as of such date.

If the Amendment is approved by stockholders, then the Amended Plan would provide that 5,550,000 shares may be granted as “full value” awards (i.e., awards other than stock options and stock appreciation rights), which represents an increase from 4,550,000 shares that may be so-granted under the Plan. In the event that any shares subject to currently outstanding full value awards cease to be subject to such awards, such shares shall again be available for full value awards without regard to this full value share sublimit.

No single employee can be granted more than 300,000 shares in any fiscal year of any type of equity award issuable under the Amended Plan (options, SARs, restricted stock, RSUs, phantom stock or bonus stock).

The shares to be delivered under the Amended Plan will be made available from authorized but unissued shares of CalAmp common stock. Shares underlying equity awards made under the Amended Plan that are forfeited or cancelled, as well as any shares withheld by the Company in payment of the tax withholding obligation incurred in connection with the vesting of full value equity awards (restricted stock and RSUs), are returned to the pool and will be available for future equity awards and, if such shares were originally granted pursuant to a full value award, shall also be returned or added to the shares available for future grants of full value awards.

Stock Options. Under the terms of the Amended Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed 10 years.

Otherwise, the Plan Committee has discretion to determine any other terms and conditions otherwise consistent with the Amended Plan, including the vesting period, provided that stock options are subject to a minimum vesting period of one year except with respect to up to five percent of the shares available for grant under the Amended Plan, which are not subject to any minimum vesting requirements. Options granted under the Amended Plan may be either incentive stock options qualifying under Section 422 of the Code or options that are not intended to qualify as incentive stock options. The exercise price of an option may be paid through various means acceptable to the Plan Committee as described in the Amended Plan.

Stock Appreciation Rights. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Amended Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards.

Restricted Stock and Restricted Stock Units. Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Plan Committee. RSUs are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Plan Committee. Participants receiving restricted stock awards are entitled to the voting rights of the shares of common stock underlying the awards.

Phantom Stock. Phantom stock awards are rights to receive in cash per share of phantom stock granted, within 30 days of the date on which such share vests, an amount equal to (i) the fair market value of a share of common stock as of the date on which such share of phantom stock vests, plus (ii) the aggregate dollar amount of cash dividends paid with respect to a share of common stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. For avoidance of doubt, no cash dividends will be paid with respect to an award of phantom stock unless and until the underlying award vests.

Stock Bonuses. In the event that the Plan Committee grants a stock bonus, a certificate for the shares of common stock comprising such stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Dividends/Dividend Equivalents. Any dividends declared on shares of restricted stock shall be held in escrow and shall not be paid until all restrictions on such shares have lapsed. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

Non-Employee Director Awards. Each year, on the day of the annual meeting of stockholders at which directors of the Company are elected, each non-employee director is entitled to receive an equity award. Under the provisions of the Amended Plan, the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year is $500,000. Annual equity awards to non-employee directors are granted on the day of the annual stockholders meeting and generally vest one year from the date of grant or the date of the following year’s annual stockholders meeting, whichever is sooner.

Restriction on Repricing. Absent stockholder approval, neither the Plan Committee nor the Board has the authority, with or without the consent of the affected holders of stock options or SARs, to “reprice” any stock option or SAR after the date of its initial grant with a lower exercise price in substitution for the original exercise price. In this context, “repricing” means canceling an option or SAR to issue a replacement option or SAR to the holder at a lower exercise price, reducing the exercise price of an option or SAR, canceling an option or SAR in exchange for cash or another type of equity award, or taking any other action that is treated as a “repricing” under GAAP.

Exercise Price and Manner of Exercise. The exercise price per share of stock options and SARs is determined by the Plan Committee but in no event will it be less than the fair market value of a share of common stock on the date the option or SAR is granted. Payment for shares of common stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) through a broker-assisted transaction whereby a broker selected and engaged by the participant sells shares in an open market transaction and remits from the sales proceeds the option exercise price and required taxes, (iii) subject to the approval of the Plan Committee, through shares retained by the Company in an amount whose fair market value is equal on the date of exercise to the exercise price, (iv) subject to the approval of the Plan Committee, in shares of common stock owned by the participant; or (v) subject to the approval of the Plan Committee, by such other provision as the Plan Committee may from time to time authorize.

Nontransferability. Upon the death of an optionee, outstanding equity awards granted to such optionee may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Vesting and Period of Exercisability. Unless the applicable award agreement provides otherwise, and subject to a minimum one year vesting period (except that up to five percent of the shares available for grant under the Amended Plan may be granted without regard to any minimum vesting requirements), options and SARs granted under the Amended Plan become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Plan Committee shall determine the expiration date of each option and SAR; provided, however, that no options or SARs shall be exercisable more than 10 years after the date of grant. At the time of the grant of restricted stock, RSUs and phantom stock, the Plan Committee will establish a vesting schedule for the shares covered by the award subject to a one year minimum vesting period, except that up to five percent of the shares available for grant under the Amended Plan may be granted without regard to any minimum vesting requirements. This minimum vesting condition shall not apply in connection with a Participant’s death or disability, or in the event of a change of control.

Certain Transactions. In connection with certain transactions and events affecting our common stock, including by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, by reason of any extraordinary cash dividend, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, the price per share under each outstanding award, the full value award limit, and annual individual award limit, shall be proportionately adjusted by the Plan Committee. The Amended Plan provides that, in the event of a “change of control” (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested (and for performance-based awards, vested at target, unless provided otherwise in an individual agreement between the Company and a participant) and exercisable in connection with the transaction.

Amendment or Termination of Plan. The Board may, at any time, suspend or terminate the Amended or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 422 of the Code, Rule 16b-3 or any comparable or successor exemption under which it is appropriate for the Amended Plan to qualify, or the rules of the Nasdaq Global Select Market. No action may reduce the participant’s rights under any outstanding equity award without the consent of the participant. Unless earlier terminated by the Board, the right to grant awards under the Amended Plan will terminate on the tenth anniversary of May 28, 2020.

Clawback. All awards are subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the award agreement.

Qualifying Performance Criteria. The performance criteria for any performance-based equity award may consist of any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization stock compensation, equity in net income (losses) of affiliates, non-cash cost of sales on fair value write-ups of inventory, acquisition and integration expenses, and litigation provisions (Adjusted EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents, phantom stock and stock bonuses are generally subject to tax at the time of payment.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

In July 2022, our non-employee directors will each receive a grant of restricted stock or RSUs valued at approximately $140,000. Except with respect to these awards, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our human capital committee in the future, and our human capital committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan or the benefits that would have been received by such participants if the Amended Plan had been in effect in the fiscal year ended February 28, 2022.

Name and Position	Dollar Value ($)	Number of Shares/Units Covered by Awards

Jeffery Gardner, President and CEO	$-	-

Kurtis Binder, Executive VP and CFO	$-	-

Anand Rau, Senior VP and CTO	$-	-

Arym Diamond, SVP & Chief Revenue Officer	-	-

All current executive officers as a group	-	-

All current directors who are not executive officers as a group	$980,000	(1)

All employees excluding executive officers as a group	$-	-

(1)	The number of shares/units to be granted to non-employee directors is not included in the table above as their equity award will depend on the value of our common stock on the grant date.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, RSUs and restricted stock awards granted to certain persons under the Plan since its inception through May 28, 2022.

Certain awards set forth in this table for the named executive officers were granted in fiscal year 2022 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2022 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Stock Option Grants (#)	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance- based Stock Units (PSUs) (#)(1)

Jeffery Gardner, President & CEO	-	215,039	23,692	181,768

Kurtis Binder, Executive VP and CFO	157,774	193,047	-	160,910

Arym Diamond, SVP & Chief Revenue Officer (2)	-	52,488	50,000	52,488

Anand Rau, SVP, Engineering	-	56,580	67,116	104,025

All current executive officers as a group	157,774	517,154	426,907	692,376

All current directors who are not executive officers as a group	-	76,683	197,092	-

Current director nominees:(3)

Henry Maier	-	21,071	-	-

Scott Arnold	-	-	49,248	-

Jason Cohenour	-	49,248	-	-

Roxanne Oulman	-	-	46,049	-

Jorge Titinger	-	6,364	61,949	-

Kirsten Wolberg	-	-	39,846	-

Wesley Cummins	-	-	-	-

Each associate of any such directors, executive officers or nominees	-	-	-	-

Each other person who received or are to receive 5% of such options or rights	-	-	-	-

All employees, excluding executive officers, as a group	14,000	-	2,642,621	-

(1)	Represents PSUs and MSUs reported assuming payout at “target” award levels.

(2)	Effective January 14, 2022, Mr. Diamond resigned as Senior Vice President and Chief Revenue Officer. Upon termination, all granted and unvested equity awards to Mr. Diamond were forfeited.

(3)	The information for Jeffrey Gardner, who is standing for reelection at the Annual Meeting, is set forth above.

Market Price of the Common Stock

As of June 22, 2022, the fair market value of the common stock was $6.64 per share, based on the closing price of the common stock as reported by Nasdaq.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 22, 2022 by (i) each person or entity known by us to own beneficially more than 5% of our common stock, (ii) each director, each of whom is a nominee for director other than Amal Johnson, (iii) each NEO, and (iv) all directors and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock. There were 36,157,466 outstanding shares of our common stock on June 22, 2022.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Ownership Percent (3)
BlackRock, Inc. and Subsidiaries	5,510,361	(4)	15.2%
Trigran Investments	3,509,685	(5)	9.7%
Aristotle Capital Boston, LLC	2,805,386	(6)	7.8%
The Vanguard Group	2,458,183	(7)	6.8%
AIGH Capital Management, LLC	2,200,000	(8)	6.1%
Amal Johnson, Chair of the Board	107,515		*
Scott Arnold, Director	-		*
Jason Cohenour, Director	49,248		*
Wesley Cummins, Director	1,375,465	(9)	3.8%
Henry Maier, Director	21,071		*
Roxanne Oulman, Director	-		*
Jorge Titinger, Director	6,364		*
Kirsten Wolberg, Director	-		*
Jeffery Gardner, Director, President and Chief Executive Officer	293,683		*
Kurtis Binder, Executive Vice President and CFO	296,918		*
Anand Rau, SVP and Chief Technology Officer	113,932		*
Arym Diamond, Former SVP and Chief Revenue Officer	12,027	(10)	*
All directors and executive officers as a group (16 persons, including the foregoing)	2,403,341		6.6%

*Less than 1.0% ownership

(1)	The address of each NEO and director is CalAmp., c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.
(2)

Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 22, 2022 or within 60 days thereafter as well as shares issuable upon the vesting of restricted stock units (RSUs) within 60 days of June 22, 2022. For Mr. Binder, shares beneficially owned includes 100,521 stock options and 998 RSUs; for Mr. Rau, shares beneficially owned includes 8,814 RSUs; and for all directors and executive officers as a group, shares beneficially owned includes 100,521 stock options and 67,151 RSUs.

(3)

For the purposes of determining the percentage of outstanding common stock, shares which the individuals shown have the right to acquire (a) upon vesting of RSUs, where the shares are issuable as of June 22, 2022, or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of June 22, 2022, or within 60 days thereafter are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(4)

Shares owned are as of December 31, 2021 according to a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. and certain related entities (collectively, “BlackRock”). The Schedule 13G/A indicates that BlackRock has sole dispositive power as to all 5,510,361 shares and sole voting power as to 5,497,981 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(5)

Shares owned are as of December 31, 2021 according to a Schedule 13G/A filed with the SEC on February 10, 2022 by Trigran Investments, Inc. and certain related entities (collectively, “Trigran”). The Schedule 13G/A indicates that Trigran has shared dispositive power as to all 3,509,685 shares and shared voting power as to 3,296,661 shares. According to the Schedule 13G/A, Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson may be deemed to have voting and dispositive power over the shares held by Trigan. Trigran’s address is 630 Dundee Road, Suite 230, Northbrook, IL 60062.

(6)

Shares owned are as of December 31, 2021 according to a Schedule 13G/A filed with the SEC on February 14, 2022 by Aristotle Capital Boston, LLC. and certain related entities (collectively, “Aristotle”). The Schedule 13G/A indicates that Aristotle has sole dispositive power as to all 2,805,386 shares and sole voting power as to 2,351,715 shares. Aristotle’s address is One Federal Street, 36th Floor, Boston, Massachusetts 02110.

(7)

Shares owned are as of December 31, 2021 according to a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”). The Schedule 13G/A indicates that Vanguard has sole dispositive power as to 2,383,724 shares, shared dispositive power as to 74,459 shares and shared voting power as to 62,124 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)

Shares owned are as of May 4, 2022 according to a Schedule 13G filed with the SEC on May 9, 2022 by AIGH Capital Management, LLC and certain related entities (collectively, “AIGH”). The Schedule 13G indicates that AIGH has shared dispositive power as to all 2,200,000 shares and sole voting power as to all 2,200,000 shares. AIGH’s address is 6006 Berkely Avenue, Baltimore, MD 21029.

(9)

According to a Schedule 13D/A filed with the SEC on June 22, 2022 by (i) B. Riley Asset Management, LLC, (“BRAM”) with respect to the shares held by certain funds and accounts to which it acts an investment manager; and (ii) Wes Cummins, our director and the President of BRAM, reporting shared voting and dispositive power over the 1,375,465 shares held by such funds and accounts. The address of each of BRAM and Mr. Cummins is 3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas 75219.

(10)	Effective January 14, 2022, Mr. Diamond resigned as Senior Vice President and Chief Revenue Officer. Upon termination, all granted and unvested equity awards held by Mr. Diamond were forfeited.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS

As of the end of fiscal 2022, we maintained one equity compensation plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”) and an employee stock purchase plan, the 2018 Employee Stock Purchase Plan (the “ESPP”), each of which was approved by our stockholders. Under the 2004 Incentive Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights, restricted stock, RSUs, performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under the 2004 Incentive Stock Plan as of February 28, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,233,936	(1)	$16.38	(2)	2,325,582	(3)

(1)

Consists of 663,877 outstanding stock options, 1,956,815 outstanding RSUs and 613,244 outstanding PSUs and MSUs (at “target”). This table excludes 369,465 shares of restricted stock issued and outstanding at February 28, 2022.

(2)	Represents the weighted-average exercise price of the 663,877 outstanding stock options.
(3)

Consists of (i) 1,145,758 shares available for issuance under the 2004 Incentive Stock Plan and (ii) 1,179,824 shares reserved for issuance under the ESPP, of which 324,000 were eligible to be purchased during the offering period in effect on February 28, 2022.

Information about our Executive Officers

The Board recently determined that it was in the best interest of the Company and its stockholders to expand the executive leadership team. The following lists our executive officers as of June 23, 2022.

Name	Age	Position

Jeffrey Gardner	62	President and Chief Executive Officer

Kurtis Binder	52	Executive Vice President and Chief Financial Officer

Anand Rau	59	Senior Vice President and Chief Technology Officer

Jeffrey Clark	52	Senior Vice President and Chief Product Officer

Nathan Lowstuter	48	Senior Vice President and Chief Supply Chain Officer

Richard Scott	52	Senior Vice President, Chief Legal Officer and Secretary

Brennen Carson	38	Senior Vice President and Chief Revenue Officer

Monica Duran Van Berkel	53	Senior Vice President and Chief People Officer

JEFFERY GARDNER was appointed as our President and CEO on July 2, 2020 after serving as the Interim President and CEO since March 25, 2020, and has served as a member of CalAmp’s Board since 2015. He most recently served as the President and CEO of Brinks Home Security from 2015 until February 2020. Mr. Gardner also served as President and CEO of Windstream Corporation, a leading provider of advanced network communications and technology solutions, including cloud computing and managed services. Before joining Windstream, Mr. Gardner served as Executive Vice President and CFO of Alltel Corp. Earlier in his career, Mr. Gardner held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998.

KURTIS BINDER joined us in July 2017 and serves as our Executive Vice President and Chief Financial Officer. Prior to joining our company, he served as the Chief Financial Officer at VIZIO, Inc., a television and consumer electronics company headquartered in the United States since April 2010. Prior to joining VIZIO, Mr. Binder served as the Chief Accounting Officer for Applied Medical Resources, Inc. since December 2009. Mr. Binder was also employed by Ernst & Young LLP from October 1997 to July 2009 and served as an Assurance and Advisory Business Services Partner.

ANAND RAU is the Senior Vice President and Chief Technology Officer, and is responsible for all software and hardware product development and quality. Mr. Rau joined CalAmp in 2015 and brings 25 years of strategic management experience in delivering enterprise-class, mission-critical applications and platforms across several industry verticals including telematics, supply chain, physical resource management, industrial automation and medical products. Mr. Rau previously served as the CTO and currently serves as a member of the board of directors at MarginPoint, Inc., a mobile inventory management and supply chain solutions company. Mr. Rau also led product development and quality assurance as Vice President of Engineering at Accruent Inc., a leader in the physical resource management vertical. He was also the co-founder and Vice President of Engineering at RiverOne (acquired by i2 technologies), where he led the team that built a supply chain solution that was adopted by companies representing approximately 25% of the global electronics industry. Rau started his career with Hewlett Packard Company in the Medical Products group, and has led the innovation and launch of technologically advanced enterprise solutions serving many markets.

JEFFREY CLARK has served as our Senior Vice President and Chief Product Officer since March 2020. Mr. Clark most recently served as the Chief Product Owner and Vice President of Product Management of Automatic Data Processing, Inc. (ADP), an online payroll and HR solutions company, from November 2016 to March 2020. Before joining ADP, Mr. Clark served as Global Vice President of Product Design and User Experience at the Sage Group plc, a supplier of business management software solutions, from September 2010 to November 2016.

NATHAN LOWSTUTER joined us in June 2020 and serves as our Senior Vice President and Chief Supply Chain Officer. He previously served for three and a half years as Vice President of Supply Chain and Quality at Proterra Inc., a heavy duty electric vehicle and battery manufacturer, where he developed the supply chain and quality strategy.

Mr. Lowstuter earned his MBA from the University of Southern California and is a Six Sigma Black Belt and Lean Manufacturing Expert from Honeywell.

RICHARD SCOTT has served as our Senior Vice President, Chief Legal Officer, and Secretary since July 2021 and oversees the Company’s global legal affairs, compliance, corporate governance, and secretarial functions. Mr. Scott joined CalAmp in 2021 and brings over 25 years of global legal experience in contracts, intellectual property and transactions across multiple verticals including technology, energy and transportation. Mr. Scott joined CalAmp from Verra Mobility Corp. (NASDAQ: VRRM), a global leader in smart transportation solutions. Prior to Verra Mobility, Mr. Scott served in roles of increasing responsibility for Occidental Petroleum Corp. (NYSE: OXY) and Husqvarna Group. Before moving to Occidental Petroleum, he practiced with Gibson, Dunn & Crutcher LLP and Simmons & Simmons LLP in both Los Angeles and London. Mr. Scott holds a first-class bachelor’s degree from the University of Durham, UK and completed his legal studies at the University of Law in London, UK. He began his career as a member of the Law Society of England and Wales, and was admitted to practice law in California in 2002.

BRENNEN CARSON joined the Company in June 2022 and serves as our Senior Vice President and Chief Revenue Officer. Most recently, Mr. Carson served as senior vice president of sales for driver-performance company Idelic from June 2021 to May 2022, where he was responsible for successfully scaling the business, developing effective revenue delivery models, and leading and growing a high-performing sales team. Under his sales leadership, Idelic’s mid-market revenue and pipeline value increased by a triple-digit percentage. Prior to Idelic, Mr. Carson served as vice president of sales, North America, for Verizon Connect from May 2015 to June 2021. Mr. Carson holds a bachelor’s degree in Justice Studies from Northeastern Illinois University and is a U.S. Marine Corps Veteran.

MONICA DURAN VAN BERKEL joined the Company in 2015 and serves as our Senior Vice President and Chief People Officer since 2016.. Ms. Berkel has global responsibility for all elements of the people function including business partnership, recruiting, learning and development, talent management, total rewards, HR systems and operations, and compliance. Under Ms. Van Berkel’s leadership, CalAmp was honored to receive Cigna’s Wellbeing Award 2021 for an outstanding culture of wellbeing. Before joining CalAmp, Ms. Van Berkel served as the chief administrative officer at EMCORE Corporation a leader in optical components and systems for high-speed broadband and wireless networks, from 2004 to 2015 where she was responsible for both the human resources and information technology functions, setting their strategies and ensuring their alignment to the business. Earlier in her career, Monica held key human resources roles at companies such as First Data Corporation, Gateway, Western Digital, and Hoya Corporation. Monica holds both a bachelor’s degree and a master’s degree in administration of justice from San Jose State University.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Overview

Alignment with Stockholders and Compensation Best Practices

Pay-for-Performance	Corporate Governance

•  The majority of target total direct compensation for executives is performance-based as well as equity-based to align executives’ rewards with stockholder value.

•  Total direct compensation is targeted at or near the median of peers to ensure that it is appropriate and competitive.

•  Actual realized total direct compensation and pay positioning are designed to fluctuate with, and be commensurate with, actual annual and long-term performance, recognizing company-wide, business, and individual results.

•  Incentive awards are heavily dependent upon our stock performance and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders.

•  We balance growth, cash flow, revenue and profit objectives, as well as short- and long-term objectives to reward for overall performance that does not over-emphasize a singular focus on a particular metric or time period.

•  A significant portion of our long-term incentives are delivered in the form of PSUs which vest upon the achievement of performance metrics which are directly aligned with shareholder value creation.

•  We use an industry and size appropriate peer group to help inform our compensation decisions.

•  While we have not funded the bonus plan at maximum for 10 years, the maximum payouts under annual incentive awards are capped at 200% of bonus target.

•  We devote significant time to management succession planning and leadership development efforts.

•  We maintain a consistent market-aligned severance policy for executives and a change in control policy which requires a double trigger for execution.

•  The Human Capital Committee engages an independent compensation consultant.

•  We have clawback provisions that provide the Board with discretion to recoup cash and equity compensation in the event of a material financial restatement or misconduct that results in material reputational harm to the Company, which mitigates compensation-related risk.

•  We maintain strong stock ownership guidelines for executive officers and non-employee directors.

•  We prohibit all employees, including our executive officers, and also non-employee directors, from engaging in any form of hedging transaction involving CalAmp securities, holding CalAmp securities in margin accounts and pledging stock as collateral for loans in a manner that could create compensation-related risk for CalAmp.

•  We conduct a robust stockholder outreach program throughout the year and use that input to inform our executive compensation program decisions and pay practices.

•  We disclose our corporate performance goals and achievements relative to these goals.

•  We do not provide excessive perquisites to our employees, including our executive officers.

•  We do not allow our executives to participate in the determination of their own compensation.

Components of Compensation

Our executive compensation program is primarily comprised of performance-based components. The table below shows each pay component, the role and factors for determining the amount. Percentages are the averages of pay components at target for the NEOs, including the CEO.

Pay Component	Role	Determination Factors
Base Salary	• Provides a fixed portion of annual cash income	• Value of role in competitive marketplace • Value of role to the Company • Skills, experience and performance of individual compared to the market as well as others in the Company

Annual Incentive	• Provides a variable and performance-based portion of annual cash income • Focuses executives on annual objectives that support the long-term strategy and creation of value

•  Target awards based on competitive marketplace, level of position, skills and performance of executive

•  Actual awards based on achievement against annual corporate, business unit, and individual goals as set and approved by the Human Capital Committee

Long-term Incentives ✓ Restricted Stock ✓ Performance Stock Units

•  Supports need for long-term sustained performance

•  Aligns interests of executives and stockholders, reflecting the time-horizon and risk to investors

•  Focuses executives on critical long-term performance goals

•  Encourages equity ownership and stockholder alignment

•  Retains key employees

•  Target awards based on competitive marketplace, level of position, skills and performance of the executive

•  Actual earned values for PSUs based on defined performance metrics that drive shareholder value

All others: ✓ Benefits ✓ Limited perquisites ✓ Severance protection	• Supports the health and security of our executives and their ability to save on a tax-deferred basis • Enhances executive productivity	• Competitive market practices for similar roles • Level of executive’s position • Standards of best-in-class governance

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the fiscal 2022 compensation program for our principal executive officers, which we refer to collectively in this Proxy Statement as the “NEOs” (Named Executive Officers). For fiscal 2022, these individuals are:

•	Jeffery Gardner, President and Chief Executive Officer (“CEO”);

•	Kurtis Binder, Executive Vice President, Chief Financial Officer (“CFO”);

•	Arym Diamond, Former Senior Vice President, Chief Revenue Officer (“CRO”); and

•	Anand Rau, Senior Vice President, Chief Technology Officer (“CTO”).

Effective January 14, 2022, Arym Diamond resigned as Senior Vice President and Chief Revenue Officer. Upon termination, all granted and unvested equity awards to Mr. Diamond were forfeited.

This Compensation Discussion and Analysis describes the material elements of our compensation program for the NEOs during fiscal 2022 as administered by the Human Capital Committee. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices with respect to our NEOs. Additionally, it summarizes the approach used and key factors considered by the Human Capital Committee to arrive at the specific compensation decisions for our NEOs in fiscal 2022.

Fiscal 2022 Business Overview

It was another transformational year as we navigated through the challenges of the pandemic prompted by the COVID-19 virus as well as the supply imbalances experienced across the global supply chain. Through this period of change and uncertainty, we remained intensely focused on expanding our technology leadership and leveraging our software and solutions portfolio for more predictable and sustained growth in new and existing global markets.

Our strategic objective to grow subscription service revenues extends beyond our end-to-end SaaS applications, as we continue to focus on opportunities to generate recurring revenue from our telematics device installed customer base. Although we experienced lower demand for certain Telematics Systems products in fiscal 2022 due to the global pandemic and supply chain challenges, we are experiencing increased market demand and emerging catalysts driven by the 3G-to-4G technology transition that will enable us to take steps to transition certain CalAmp products to a more predictable recurring revenue subscription model.

We have been working closely with our customers and suppliers to effectively manage through the supply chain challenges while accelerating our strategic transformation to a SaaS telematics provider. As evidence of our progress, in fiscal 2022, our Software and Subscription Services (S&SS) revenue increased 18% to $154 million for the fiscal year and represented 52% of total revenue compared to $130 million or 42% of total revenue in the prior year. Further highlighting our progress, Remaining Performance Obligations, expanded to $202 million at 2022 fiscal year-end from $145 million at 2021 fiscal year-end, and our aggregate backlog grew as well to $285 million from $211 million in the prior year. In addition, our total subscriber count reached 1.1 million as of the end of our fiscal year, up 11% from the 954,000 in the prior year.

Moreover, during the fourth quarter, we converted approximately one-fifth of our eligible telematics device customers to recurring subscription contracts, while strengthening our relationships with BMW and Toyota, and bringing on new logos such as ConMet and Cooltrax, among others. A major driver for these contract conversions and new customer engagements was the introduction of our industry-leading CalAmp Telematics Cloud (CTC) platform for real-time data access to field devices. An increasing number of customers are realizing the value of CalAmp’s device-enabled telematics solutions by programmatically accessing the information captured and aggregated within our telematics cloud. This platform approach gives customers flexibility either to purchase complete pre-built solutions or to integrate the rich data found in our platform’s core telematics engine into their own applications. We are continually bolstering the value customers receive by improving the capabilities of our cloud and applications with frequent firmware, platform, and application enhancements, such as AI analytics.

The ongoing 3G-to-4G mobile upgrade cycle continues to be a factor driving our S&SS growth in fiscal 2022 as major telecom providers—AT&T and Verizon—began to sunset their older transmission infrastructure. For instance, our major package delivery and shipping customer completed the upgrade of 35,000 of its trailers with CalAmp gateways that access our platform solutions, thus adding to our recurring SS&S revenue growth. In addition, we entered into a partnership with Hyundai Translead, the largest provider of dry and refrigerated trailers in North America, for a smart trailer solution to enable safe and efficient operation of their large trailer network. We also continued to make strong progress on our international expansion including new operations opening in Spain and the launch of our flagship iOn Fleet Management solution in both Italy and the United Kingdom.

We believe these financial and strategic achievements, coupled with a proven ability to execute on our long-term growth strategy, create a compelling backdrop for increased shareholder value into fiscal 2023 and beyond. We believe CalAmp is well- positioned with the scale, financial strength, and technology leadership to become a leading telematics solutions provider on the global stage.

Significant Executive Compensation Actions

Our Human Capital Committee, which consists entirely of independent directors, sets the compensation of our NEOs, subject to ratification by the full Board. For fiscal 2022, the Human Capital Committee took the following actions with respect to the compensation of our NEOs:

•	Reviewed and updated the peer group of comparable public companies in cooperation with our independent consultant and giving consideration to our ongoing transformation to a global SaaS enterprise;

•

Discussed the considerations and concurred with the CEO’s recommendation to increase the base salaries of the NEOs by an amount over the prior year consistent with market factors and aligned with our peer group of similar public companies;

•	Approved cash incentive awards based on 2022 financial metrics and MBO performance targets established for two 6-month performance periods;

•	Approved a one-year cash and PSU retention package;

•

Approved equity-based incentive compensation denominated 50% in restricted stock awards and 50% in performance-based equity awards for the management team and NEOs to (i) align the interests of our leaders with those of our stockholders, (ii) support ongoing retention in a highly competitive market for talent and (iii) align realizable pay and performance; and

•

Established financial performance targets for all performance-based equity awards to drive revenue and gross margin growth within our Software & Subscriptions Services business and align incentives around shareholder value creation and then capped the share vesting threshold for over-performance during the year.

Effective April 14, 2021, our Board of Directors established the target bonuses and performance goals under our fiscal 2022 executive officer incentive compensation program after considering the Company’s expected financial performance for the year and the uncertainty created by the imbalances of the global supply chain. The individuals covered by the fiscal 2022 executive officer incentive compensation plan were Messrs. Gardner, Binder, Diamond and Rau—who were eligible for target bonuses of up to 100%, 75%, 100% and 50%, respectively, of their annual salaries. The target bonus amounts for our executive officers are based on attaining certain levels of revenue and Adjusted EBITDA, and individual performance targets for the first and second six month periods in fiscal 2022. A more comprehensive discussion of the plan is provided below in the section entitled Determination of Executive Compensation for Fiscal 2022.

Executive Compensation and Pay-for-Performance Outcomes

Our executive compensation program is highly sensitive to company performance and aligns the actual or “realizable” pay of our executives with actual financial performance. Since the appointment of our new CEO effective July 25, 2020, the Company’s stock price has decreased 6.5% to $7.06 on February 28, 2022. As presented in the chart below, our CEO’s realizable pay for fiscal 2022 represented approximately 64% of target total direct compensation as a result of the decline in stock price experienced in fiscal 2022. This reflects our continued focus on aligning pay-for-performance as described in more detail as follows:

•	The payout to our CEO under our cash bonus plan for fiscal 2022 was approximately 50% of target;

•	The value of the time-based restricted stock granted to our CEO in fiscal 2022 has decreased from the date of grant; and

•	The value of the PSU awards granted to our CEO in fiscal 2022 has also decreased from the date of grant.

CEO Target vs. Realizable Pay – Fiscal 2022

Target Pay = base salary + target bonus + fair value at grant of LTI awards during fiscal 2022

Realizable Pay = base salary + actual bonus paid + value of 2022 LTI awards at fiscal year-end 2022 stock price of $7.06.

Compensation Philosophy and Programs

Our executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of CalAmp and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Human Capital Committee’s administration of the executive compensation program:

◾	Targeted executive compensation levels should generally be proximate to the median compensation level of comparable companies to allow us to attract and retain talented management;

◾	Annual variable compensation should reward the executives for achieving specific results on performance metrics or specific objectives that are intended to increase stockholder value over time;

◾	Total compensation opportunity for each executive should be related to overall Company performance as well as individual performance;

◾	The compensation program should align the interests of the executives with those of its stockholders; and

◾	Supplemental benefits that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the NEOs includes salary, bonuses and equity-based incentive awards. Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit and/or individual contributions. Equity-based incentive awards are granted in amounts that the Human Capital Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of peer companies, responsibilities and duties of each officer, and individual performance.

The Human Capital Committee’s longstanding practice has been to grant equity awards to our NEOs that vest over a multi-year period. In addition, since fiscal year 2015, the Human Capital Committee has granted equity awards to our NEOs that are 100% at-risk based on the attainment of performance requirements. The Human Capital Committee and the Board believe that the use of a combination of time and performance-based equity awards help to drive long-term performance, align the interests of the NEOs with those of our stockholders, and provide a retention factor through long-term vesting. We also provide our NEOs with employee benefits that are generally available to all regular full-time employees of CalAmp. Consistent with our compensation philosophy and our focus on pay for performance, we do not provide our NEOs with any material perquisites or supplemental benefits.

Compensation-Setting Process

Role of the Human Capital Committee

The members of the Human Capital Committee have been appointed by the Board. The Human Capital Committee currently consists of three directors, all of whom are “independent directors” as defined in the listing standards of the Nasdaq Marketplace Rules. During fiscal 2022, the members of the Human Capital Committee were Jorge Titinger, who served as Chair, Scott Arnold, and Henry Maier.

The Human Capital Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in April 2022. The charter of the Human Capital Committee is posted on our website at www.calamp.com.

The Human Capital Committee’s responsibilities include assisting the Board with discharging its responsibilities relating to the compensation of our executives and directors and to provide general oversight of our compensation structure, including our equity compensation plans and benefits programs. The Board is responsible for the final approval of NEO compensation, though it relies heavily on the advice and recommendations of the Human Capital Committee.

Role of Management

The Human Capital Committee periodically meets with the CEO and Chief People Officer (“CPO”) to obtain information with respect to compensation programs. The CEO makes recommendations to the Human Capital Committee on the base salaries, incentive targets and measures, and equity compensation for the NEOs (other than the CEO) and other senior management. The Human Capital Committee considers, but is not bound by nor does it always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Human Capital Committee also seeks input from its independent compensation consultant prior to making any final determinations. The CEO and CPO attend most of the Human Capital Committee’s meetings, but the Human Capital Committee also regularly holds executive sessions not attended by any members of management. The Human Capital Committee discusses the CEO compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the deliberations or voting on the CEO compensation. The Human Capital Committee has not delegated any of its authority with respect to compensation of NEOs to any member of management.

Role of the Compensation Consultant

The Human Capital Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the executive compensation policies. Each year the

Human Capital Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Human Capital Committee. In January 2021, the compensation consultant Pay Governance was engaged to assist the Human Capital Committee in the determination of NEO compensation for fiscal 2022, including providing reports and advice regarding competitive compensation within our peer group and peer group review and analysis. The process of determining fiscal 2022 NEO compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Human Capital Committee has reviewed the independence of Pay Governance and conducted a conflicts of interest assessment, and has concluded that Pay Governance is independent and that its work for the Human Capital Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2022

Comparative Analysis

The Human Capital Committee engaged Pay Governance to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs in fiscal 2022. Pay Governance, in consultation with management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the NEOs with market compensation data. Market data for the NEOs consists of compensation data derived from a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings.

This Peer Group was based on targeted selection criteria that included a review of both company size and business focus. The size criteria focused primarily on revenue and market capitalization. In terms of business focus, we considered our continued transformation to a subscription-based revenue model and selected a mix of communications equipment/hardware and software-as-a-service companies that was generally consistent with our expected revenue mix. Based on these criteria, the Human Capital Committee utilized the 21 companies listed below for our fiscal 2022 Peer Group:

Communications/Other Technology Hardware		Software
* Applied Optoelectronics	* Digi International	* 8x8, Inc.	* Cornerstone OnDemand
* Arlo Technologies	* FARO Technologies	* A10 Networks	* i3 Verticals
* Aviat Networks	* Harmonic	* Bottomline Technologies	* PROS Holdings
* Avid Technology	* Inseego Corp.	* comScore	* Synchronoss Technologies
* Calix	* ORBCOMM
* Casa Systems	* Ribbon Communications
* Comtech Telecomm

The competitive compensation analysis for fiscal 2022 was presented by Pay Governance to the Human Capital Committee during a meeting on April 14, 2021. At this meeting, Pay Governance also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

For fiscal 2023, the Human Capital Committee removed two peer companies that were acquired in 2021 (ORBCOMM and Cornerstone OnDemand) and added three new peer companies (Ooma, Upland Software and TrueCar) that fit our selection criteria with financial and industry characteristics more similar to CalAmp.

Base Salary

Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Human Capital Committee reviews base salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Human Capital Committee considers the position relative to the market of each NEO’s proposed base salary amount, and generally targets the 50th percentile of salaries at Peer Group companies. For fiscal 2022, the base salaries of the NEOs were increased from the base salaries for fiscal 2021 as a result of the Committee’s consideration of the competitive market base salary information. The aggregate base salaries of the NEOs in fiscal 2022 were at or around the 50th percentile of market compensation as represented by the Peer Group. Base salary amounts earned during fiscal 2022 for the NEOs are shown in the Summary Compensation Table on page 70.

Bonus Plan

The bonus plan for NEOs reflects the Human Capital Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and target bonus) for our NEOs is generally set to approximate the 50th percentile of the total cash compensation opportunity for Peer Group companies, with the intent that superior performance under the bonus plan would enable each NEO to elevate total cash compensation to a level that is above the 50th percentile. Similarly, if performance results are below expectations, the structure of the bonus plan would result in the NEOs receiving total cash compensation below the 50th percentile. As a result of CalAmp not meeting the fiscal 2022 performance targets for consolidated revenue and Adjusted EBITDA, the aggregate total cash compensation for fiscal 2022 was below the 50th percentile of total cash compensation opportunity as represented by the Peer Group.

On April 14, 2021, the Human Capital Committee recommended, and the Board approved, the NEO bonus plan for fiscal 2022, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The bonus plan is divided into two separate measurement periods—the six month period ended August 31, 2021 and the six month period ended February 28, 2022. The first six months’ performance is weighted at 40% and the second six months’ performance is weighted at 60% for determining the incentive payout earned for the full fiscal year. The quantitative goals proposed for the fiscal 2022 bonus plan were consolidated revenue and consolidated Adjusted EBITDA amounts for each six month period as set forth in the fiscal 2022 Annual Operating Plan (“AOP”), with the initial weighting of these financial measures at 40% each, and management qualitative goals weighted at 20%, for each six month period. Following the completion of the first six month period ended August 31, 2021, the Human Capital Committee deliberated and reviewed the weightings of the metrics and determined, in light of continued global supply imbalances, and in order to continue providing incentives for participants to maximize performance in this challenging environment, to recommend to the Board that the performance metrics for the second six month period ended February 28, 2022 be weighted 25% for each of the two financial measures and 50% for the individual qualitative goals, which the Board approved on November 24, 2021. Adjusted EBITDA is the same metric as discussed in our Annual Report on Form 10-K, filed with the SEC on April 28, 2022, with reconciliation disclosed in Note 20 to the consolidated financial statements included therein. The following table summarizes the financial targets compared to the actual results for the respective performance periods ($ in millions):

Description	Target	Actual (1)	Variance
Performance target for the six months ended August 31, 2021:
Consolidated Revenue	$164.9	$158.7	$(6.2)
Consolidated Adjusted EBITDA	$16.0	$16.7	$0.7
Performance target for the six months ended February 28, 2022:
Consolidated Revenue	$185.1	$137.2	$(47.9)
Consolidated Adjusted EBITDA	$26.0	$8.0	$(18.0)

In addition to the aforementioned performance targets for our NEOs and management team, Mr. Arym Diamond, our former SVP and Chief Revenue Officer, was incentivized based on annual revenue targets for Telematics Systems device sales and Fleet Management Software sales along with global product margin targets. These financial performance targets also included certain accelerators for the addition of new customer logos. His incentive payments were paid in conjunction with the payments made to the other NEOs for the two performance periods defined above. However, Mr. Diamond’s payment of incentive compensation for the performance period ended February 28, 2022 was prorated as result of his resignation in December 2021.

Additionally, there were qualitative goals proposed for fiscal 2022 by the CEO for each of his direct reports, which were provided in an effort to align management objectives with the Company’s transformation to a SaaS enterprise.

The weighting of the cash incentive payout amount for each performance goal was established by the Human Capital Committee for each executive. Giving effect to the revisions to the weightings for the second performance period, the weightings for the plan year were as follows: (i) in the first performance period, 16% for each of the two financial quantitative goals of Revenues and Adjusted EBITDA and 8% for the qualitative management objective goals, and (ii) in the second performance period, 15% for each of the two financial quantitative goals of Revenues and Adjusted EBITDA and 30% for the qualitative management objective goals, resulting in each financial measure weighing 31% and the management objective goals weighing 38% for the fiscal year. The multi-period approach to determining the performance targets and bonus payout was proposed to increase the level of engagement and immediate attention of management towards executing on near term financial metrics. Both the financial measures and performance periods were believed to best reflect the need for management focus on the short-term performance of the Company, as they are directly influenced by immediate actions. In executive session, with no members of management present, the Human Capital Committee deliberated on the proposed NEO bonus plan for fiscal 2022, after which it was approved. Generally the fiscal year bonus plan consists of the following payout percentages for the NEOs at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President and CEO	0%	100%	200%
Executive VP and CFO	0%	75%	150%
Former SVP and CRO	0%	100%	150%
SVP and CTO	0%	50%	100%

The Human Capital Committee believes that the bonus plan structure rewards the NEOs for achievement of quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2022, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2022 AOP, which is explained above and is generally consistent with the methodology used for the bonus plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2022 AOP for the respective performance periods. The AOP is typically established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. This year the fiscal 2022 AOP was approved in April 2021. As a general matter of practice, Maximum levels for each measure are generally set as to represent both extremely challenging performance goals and outstanding achievement. As a frame of reference, in the 10-year period through fiscal 2022, the consolidated revenue Maximum levels in the NEOs’ bonus plans were not exceeded in any year, and the consolidated Adjusted EBITDA Maximum levels were exceeded only twice, in fiscal years 2012 and 2013. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve above the Threshold performance level for a measure, no payout is made for that measure. The fiscal 2022 quantitative goals were as follows (in millions):

Performance target for the six months ended August 31, 2021:
Description	Threshold	Target
Consolidated Revenue	$140.1	$164.9
Consolidated Adjusted EBITDA	$12.0	$16.0

Performance target for the six months ended February 28, 2022:
Description	Threshold	Target
Consolidated Revenue	$157.4	$185.1
Consolidated Adjusted EBITDA	$19.5	$26.0

For fiscal 2022, the Human Capital Committee established weighting factors for all of the NEOs (except as described above for Mr. Diamond) that were equal in the first performance period, to 16% for each of consolidated revenue and consolidated Adjusted EBITDA and 8% for the qualitative management objective goals, and in the second performance period to 24% for each of consolidated revenue and consolidated Adjusted EBITDA and 12% for the qualitative management objective goals. Following the Board’s approval on November 24, 2021 for purposes of the second performance period, the weighting of the cash incentive payout amount for each performance goal was adjusted to 15% for each of consolidated revenue and consolidated Adjusted EBITDA and 30% for the qualitative management objective goals. For the six month period ended August 31, 2021, the Company was below the target for actual consolidated revenue and exceeded the target for actual Adjusted EBITDA. For the six month period ended February 28, 2022, the Company was below the targets for both actual consolidated revenue and Adjusted EBITDA. The actual bonus plan payouts to the NEOs were at approximately 62% of the target incentive amounts for our CEO, CFO and Chief Technology Officer and approximately 59% of the target incentive amount for our Former Chief Revenue Officer, in each case, as shown in the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 70. As noted above, Mr. Diamond’s payment of incentive compensation for the performance period ended February 28, 2022 was prorated as a result of his resignation in January 2022. During the fiscal year, there were no adjustments to any of the performance metrics as approved by the Human Capital Committee for each of the two performance periods, although the weighting of the performance metrics was adjusted by the Board on November 24, 2021 as described above.

Equity Awards

The Human Capital Committee believes that equity compensation plans are essential tools to (i) align the long-term interests of our stockholders and employees particularly members of executive management, (ii) serve to motivate the NEOs to make decisions that will provide the best long-term returns to stockholders, and (iii) provide the NEOs with a strong incentive to remain with CalAmp over time. The Human Capital Committee also believes that equity awards remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies that we compete against for both executive and non-executive talent.

In determining the size of the equity awards to be granted to NEOs, the Human Capital Committee first establishes the total fair value of equity awards for each NEO by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Human Capital Committee next considers the apportionment of the total equity award value between restricted shares, options and performance-based awards. For the past two fiscal years, the Committee used a value allocation for time vested restricted stock and performance-based equity awards of 50% and 50%, respectively. The time vested restricted stock is valued based on the Company’s stock price on the grant date and vest over a period of three to four years or the passage of time.

At a meeting of the Human Capital Committee held on July 28, 2021, the CEO presented proposed equity award allocations for the NEOs. During this meeting, the Human Capital Committee considered the information on total direct compensation (total cash and equity compensation) and long-term incentive practices contained in the fiscal 2022 competitive compensation assessment described above that compared the compensation of the Company’s NEOs with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2022, the Human Capital Committee also considered factors such as the ratio of proposed equity awards for NEOs and non-executive officer employees, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, equity award ‘burn rate’ estimates, and the Human Capital Committee’s assessment of progress on important strategic initiatives such as those described on page 56 under the heading “Fiscal 2022 Business Overview.” The fiscal 2022 equity awards granted to Messrs. Gardner, Binder, Diamond and Rau in July 2021, combined with fiscal 2022 base salaries and bonus amounts at Target, resulted in aggregate target total direct compensation for these NEOs that was at or near the 44th percentile of market compensation as represented by the Peer Group.

Contemporaneous with the proposed equity award allocation on July 28, 2021, the Company granted PSU awards pursuant to which the PSUs vest upon achievement of pre-determined financial metrics including organic revenue growth for our Software & Subscription Services and Telematics Devices as well as gross margin improvement. The proposed performance share allocation percentage or weighting, financial metrics and performance periods are summarized as follows:

		Target Metrics—PSU Vesting Provisions
	Performance Share Weighting	Twelve months ended			Cumulative Three Year period ended February 28, 2025
		February 28, 2022	February 28, 2023	February 28, 2024
S&SS revenue growth rate	60%	10%	12%	15%	50%
Telematics device revenue growth rate	20%	1%	2%	3%	6%
Gross margin percentage	20%	40.0%	42.0%	44.0%	46.0%

The PSUs granted to each NEO are allocated or weighted based on the relative importance of each performance metric towards stock price appreciation or shareholder value creation as determined by the Human Capital Committee. The awards have three measurement periods consisting of the twelve month period ending February 28, 2022, the twelve month period ending February 28, 2023 and the twelve month period ending February 29, 2024 with a final measurement period defined as the three year period ending February 28, 2025 to reward the NEOs for sustained, longer term performance. All equity awards that remain unvested after the final cumulative performance period are deemed forfeited by the executive. Additionally, the PSUs eligible for vesting during each of the first three performance periods are subject to downside and upside scaling based on the Company’s actual financial performance against the pre-determined performance metric during the period. Accordingly, the number of vested PSUs can decrease to a minimum threshold of 0% and increase to a maximum threshold of 120% based on the under or over-performance of actuals to the pre-determined performance metric.

Following the Human Capital Committee’s review and deliberation at this meeting, the Committee approved equity awards for Messrs. Gardner, Binder, Diamond and Rau, and these awards were ratified by the full Board of Directors. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2022 table on page 72.

Based on the Company’s actual performance for S&SS revenue growth rate, telematics device revenue growth rate and gross margin percentage for the twelve-month period ending February 28, 2022 of 18.8%, (20.1)% and 41.1%, respectively, 108.4% of the NEO’s target 2021 PSUs for the applicable performance period vested on February 28, 2022.

Retention Cash and PSU Awards

Additionally, for retention purposes, on February 23, 2022, the Human Capital Committee approved grants of PSU awards to Messrs. Binder and Rau of 50,000 PSUs and 40,000 PSUs, respectively, pursuant to which all of the shares vest upon achievement of no less than 97.5% of the approved revenue target as ratified by the Board of Directors in connection with the FY23 Annual Operating Plan, and 50% of the shares vest upon achievement of no less than 95% up to 97.5% of such approved revenue target. These awards have a single measurement period consisting of the twelve-month period ending February 28, 2023.

In addition, the Human Capital Committee also approved a retention cash award to Messrs. Binder and Rau in the amount of $100,000 and $50,000, respectively, that will be payable contingent upon the executive remaining employed by the Company through February 28, 2023.

Vesting of Equity Awards Granted Prior to Fiscal Year 2022

2019 MSUs

On July 24, 2019, the Company granted MSU awards pursuant to a three-year Relative Total Shareholder Return (TSR) plan, in which our stock price performance is benchmarked against the Russell 2000 Index (^RUT). The MSU awards have three measurement periods that run concurrently: the twelve-month period ending on the one year anniversary of the grant date; the 24-month period ending on the second anniversary of the grant date; and the 36-month period ending on the three year anniversary of the grant date. One-third of the target number of PSUs is eligible to be earned in each of the three measurement periods. To be issued, PSUs must be both earned and vested. Earned PSUs do not vest until the end of the 36-month measurement period. TSR performance at or greater than benchmark TSR earns all target awards allocated to such period(s), while underperformance is subject to downside scaling to the extent that the Company’s TSR is below benchmark TRS at the end of the applicable measurement period.

Based on the Company’s actual TSR for the 24-month period ending July 24, 2021 of 11%, the NEOs earned none of their target 2019 MSUs for the applicable performance period.

2020 PSUs

On July 29, 2020, the Company granted PSU awards pursuant to which the PSUs vest upon achievement of pre-determined financial metrics including organic revenue growth for our Software & Subscription Services and Telematics Devices as well as gross margin improvement. The awards have three measurement periods consisting of the six month period ended February 28, 2021, the twelve month period ending February 28, 2022, and the twelve month period ending February 28, 2023 with a final measurement period defined as the three year period ending February 28, 2024 to reward the executives for sustained, longer term performance. The performance share allocation percentage or weighting, financial metrics and performance periods for the 2020 PSUs are summarized as follows:

		Target Metrics—PSU Vesting Provisions
	Performance Share Weighting	Six months ended February 28, 2021	Twelve months ended		Cumulative Three Year period ended February 28, 2024
			February 28, 2022	February 28, 2023
S&SS revenue growth rate	60%	7%	10%	12%	42%
Telematics device revenue growth rate	20%	0%	1%	2%	6%
Gross margin percentage	20%	38.5%	40.0%	42.0%	44.0%

Additionally, the PSUs eligible for vesting during each of the first three performance periods are subject to downside and upside scaling based on the Company’s actual financial performance against the pre-determined performance metric during the period. Accordingly, the number of vested PSUs can decrease to a minimum threshold of 0% and increase to a maximum threshold of 120% based on the under or over-performance of actuals to the pre-determined performance metric.

Based on the Company’s actual performance for S&SS revenue growth rate, telematics device revenue growth rate and gross margin percentage for the twelve-month period ending February 28, 2022 of 18.8%, (20.1)% and 41.2%, respectively, 108.4% of their target 2020 PSUs for the applicable performance period vested on February 28, 2022.

Equity Award Practices

The Human Capital Committee or the Board approves all equity awards granted to NEOs and other employees in accordance with our Practices for Employee and Director Equity Awards Policy Statement. Time-based equity awards, typically consisting of restricted stock are generally granted when a key employee, including an NEO, joins the Company, and on an annual basis thereafter. These NEO and key employee equity awards typically vest over a three or four-year period. In addition, the Human Capital Committee introduced the use of performance-based equity awards for the NEOs in fiscal 2015 and has continued to use performance-based awards each year since that time. The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news regarding CalAmp. For more than 10 years, it has been a practice to make annual equity award grants to NEOs and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the 2004 Incentive Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is our practice to grant equity awards as of the date of hire in accordance with the Practices for Employee and Director Equity Awards Policy Statement.

The Human Capital Committee has delegated to the CEO and CFO the authority to approve equity awards for newly hired employees, newly promoted employees, and annual equity awards for employees other than NEOs and senior management, provided that such awards do not exceed the fair value range indicated in this policy statement. Equity awards approved by the CEO or CFO pursuant to this delegation of authority are reported to the Committee at its quarterly meetings.

The size of an initial equity award to an NEO is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the NEOs, the Human Capital Committee takes into consideration each NEO’s duties and responsibilities, individual performance and the competitive compensation analysis in which the NEO’s total direct compensation is benchmarked against market data. The Human Capital Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Fiscal 2021 “Say-on-Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 89% of the votes cast in the “Say-on-Pay” advisory vote were “FOR” approval of the Company’s Say-on-Pay proposal. The Human Capital Committee evaluated the results of the fiscal 2021 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Human Capital Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Human Capital Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2021 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

The Human Capital Committee has adopted minimum stock ownership guidelines for NEOs. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other NEOs the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2022, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for stock acquired by the NEOs as a result of equity awards. The Board believes that the NEO stock ownership guidelines are competitive and support the objective of ensuring that the NEOs maintain a meaningful ownership interest in CalAmp and are aligned with our stockholders over the long term.

Retirement Benefits / Deferred Compensation

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. We match dollar-for-dollar of the first 3% of pay contributed and one-half of the next 2% of pay contributed to the 401(k) plan each year. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 75.

Compensation Recovery Policy

We maintain a compensation recovery policy (claw-back policy) allowing us to require the repayment or forfeiture of any cash or equity incentive compensation paid or granted to an NEO where the payment, grant or vesting of such compensation or award was based on the achievement of financial results that were subsequently the subject of a financial restatement and where that NEO was found to have engaged in fraud or willful misconduct which caused, or materially contributed to, the need for such restatement. In addition to the foregoing, our CEO and CFO are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Severance and Change in Control Payments

The Company’s Board has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these NEOs may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 76.

Other Compensation

Other elements of executive compensation include life insurance, long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees, except that the Company pays the entire disability and health insurance premiums for the NEOs. The NEOs are also covered by a supplemental medical insurance program that reimburses the NEO for out-of-pocket eligible medical costs up to an annual family limit of $100,000 per NEO, which is offered in order to provide market-competitive compensation to the NEOs. The Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2022 are included in the “All Other Compensation” column in the Summary Compensation Table on page 70.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer and each of its other three highest compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions with respect to grandfathered awards, eliminated; while the determination of the covered employees was generally expanded. As a result of the repeal of the performance-based compensation exception to Section 162(m) of the Code, other than with respect to grandfathered awards, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Human Capital Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers, individuals who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the payor may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of CalAmp.

Accounting for Stock-Based Compensation

The Human Capital Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. The principal guidance regarding stock-based compensation is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our NEOs, based on their fair values. For certain performance-based stock awards, we also must apply judgment in determining the periods when and if, the achievement of the related performance targets becomes probable. ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our NEOs, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of our securities, including any form of hedging transactions involving CalAmp securities, for all employees, including our NEOs, and non-employee directors. In addition, NEOs and directors are strongly discouraged from holding CalAmp securities in margin accounts or pledging CalAmp securities as collateral for loans in a manner that could create compensation-related risk for CalAmp.

HUMAN CAPITAL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Human Capital Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Human Capital Committee Report by reference therein.

The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Human Capital Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022.

HUMAN CAPITAL COMMITTEE

Jorge Titinger, Chair

Scott Arnold

Henry Maier

HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, the Human Capital Committee was comprised of Messrs. Arnold, Titinger and Maier. There are no interlocks between the Company and other entities involving the Company’s officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of our NEOs for the last three fiscal years.

				Equity Award Grant Date Fair Value (1)		Non-Equity Incentive Plan
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (2)	Option Awards	Compensation (Bonus Plan)	All Other Compensation		Total
Jeffery Gardner	2022	$515,000	$-	$2,000,046	$-	$255,440	$48,476	(3)	$2,818,962
President and CEO	2021	$481,327	-	1,632,050	-	494,400	417,422		3,025,199

Kurtis Binder	2022	$385,654	$-	$1,333,522	$-	$201,632	$39,759	(4)	$1,960,566
Executive VP and CFO	2021	367,692	-	787,000	-	267,095	37,904		1,459,691
	2020	350,000	-	572,384	568,068	22,926	32,500		1,545,878

Arym Diamond (5)	2022	$271,962	$-	$550,056	$-	$258,015	$35,329	(6)	$1,115,361
SVP and Chief Revenue Officer	2021	297,115	50,000	953,200	-	336,150	39,068		1,675,533

Anand Rau	2022	$310,154	$-	$916,873	$-	$139,964	$37,824	(7)	$1,404,816
SVP and Chief Technology Officer	2021	296,732	-	472,020	-	144,372	36,740		949,547

(1)     The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of equity awards are set forth in Notes 1 and 15 to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on April 28, 2022. The actual amounts realized by the NEOs may be higher or lower than the equity award fair values shown in this table.

(2)    This column includes PSU awards and time based restricted stock awards granted in fiscal 2022. The fair value of the PSU awards and time based restricted stock awards is calculated as the number of shares awarded multiplied by the closing stock price on the grant date. For the awards which are subject to performance-based conditions, the amounts shown represent the probable outcome of results, which is the target value.

	Performance-Based Equity Awards				Time-Vested Equity Awards
Name and Principal Position	Grant Date	Grant Date Fair Value	Grant Date Target Award Value	Grant Date Maximum Award Value	Grant Date	Grant Date Fair Value	Grant Date Award Value
Jeffery Gardner	07/28/21	$12.23	$1,000,023	$1,200,028	07/28/21	$12.23	$1,000,023
President and CEO

Kurtis Binder	07/28/21	$12.23	$500,011	$600,013	07/28/21	$12.23	$500,011
Executive VP and CFO	02/23/22	6.67	333,500	333,500

Arym Diamond	07/28/21	$12.23	$275,028	$330,034	07/28/21	$12.23	$275,028
Former SVP and Chief Revenue Officer

Anand Rau	07/28/21	$12.23	$325,000	$390,000	07/28/21	$12.23	$325,073
SVP and Chief Technology Officer	02/23/22	6.67	266,800	266,800

In fiscal 2022, the executive officers were granted PSU awards pursuant to which the PSUs vest upon achievement of pre-determined financial metrics including organic revenue growth for Software & Subscription Services and Telematics Devices as well as gross margin improvement. The performance criteria and vesting provisions are described in the section entitled “Compensation Discussion and Analysis” on page 56. The amounts in this column represent the probable outcome of results at the time of grant, which is equal to the target value. Additionally, the fiscal 2022 amounts for

Messrs. Binder and Rau include the grant date fair value of PSU awards pursuant to which shares vest upon achievement of pre-determined financial metrics based on revenue growth, with such grant date fair values presented based on the probable outcome of results at the time of grant, which is equal to the target value.

(4)    Amount consists of $11,600 for Company matching contributions under the 401(k) Plan, $10,632 under an executive medical cost reimbursement program and $26,244 for health, disability and life insurance premiums paid by us for the benefit of Mr. Gardner.

(5)    Amount consists of $13,165 for Company matching contributions under the 401(k) Plan, $10,632 under an executive medical cost reimbursement program, and $15,962 for health, disability and life insurance premiums paid by us for the benefit of Mr. Binder.

(6)    Effective January 14, 2022, Mr. Diamond resigned as Senior Vice President and Chief Revenue Officer. Upon termination, all granted and unvested equity awards to Mr. Diamond were forfeited, and he did not receive any severance payments or benefits.

(7)    Amount consists of $10,059 for Company matching contributions under the 401(k) Plan, $9,731 under an executive medical cost reimbursement program, and $15,539 for health, and disability and life insurance premiums paid by us for the benefit of Mr. Diamond.

(8)    Amount consists of $10,775 for Company matching contributions under the 401(k) Plan, $12,220 under an executive medical cost reimbursement program, and $14,829 for health, disability and life insurance premiums paid by us for the benefit of Mr. Rau.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2022

The table below sets forth the grants of plan-based awards made to our NEOs during fiscal 2022.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffery Gardner
Incentive cash award		$-	$515,000	$494,400
Performance-based stock award (2)	07/28/21				-	81,768	98,122		$1,000,023
Time-based restricted stock award	07/28/21							81,768	$1,000,023

Kurtis Binder
Incentive cash award		$-	$275,000	$267,095
Performance-based stock award (2)	07/28/21				-	40,884	49,061		$500,011
Performance-based stock award (3)	02/23/22				-	50,000	50,000		$333,500
Time-based restricted stock award	07/28/21							40,884	$500,011

Arym Diamond
Incentive cash award		$-	$300,000	$337,500
Performance-based stock award (2)	07/28/21				-	22,488	26,986		$275,028
Time-based restricted stock award	07/28/21							22,488	$275,028

Anand Rau
Incentive cash award		$-	$150,000	$144,375
Performance-based stock award (2)	07/28/21				-	26,574	31,889		$325,000
Performance-based stock award (3)	02/23/22				-	40,000	40,000		$266,800
Time-based restricted stock award	07/28/21							26,580	$325,073

(1)    The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2022 NEO bonus plan. The actual bonus amount paid to each NEO for fiscal 2022 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 70.

(2)    The Company granted PSUs under the 2004 Incentive Stock Plan on July 28, 2021 pursuant to which the shares vest upon achievement of pre-determined financial metrics including organic revenue growth for Software & Subscription Services and Telematics Devices as well as gross margin improvement. The performance-based stock awards are allocated or weighted based on the relative importance of each performance metric towards stock price appreciation as determined by the Human Capital Committee. The awards have three measurement periods consisting of the twelve month period ended February 28, 2022, the twelve month period ending February 28, 2023, and the twelve month period ending February 29, 2024 with a final measurement period defined as the three year period ending February 28, 2025 to reward the NEOs for sustained, longer term performance. All equity awards that remain unvested after the final cumulative performance period are deemed forfeited by the executive. Additionally, the shares eligible for vesting during each of the first three performance periods are subject to downside and upside scaling based on actual financial performance against the pre-determined performance metric during the period. The fair value of the target PSUs is $12.23, which was the market close price on the date of grant.

(3)    For retention purposes, the Company granted PSUs under the 2004 Incentive Stock Plan on February 23, 2022 pursuant to which shares vest upon achievement of pre-determined financial metrics based on consolidated revenue. These awards have a single measurement period consisting of the twelve-month period ending February 28, 2023. All equity awards that remain unvested after the measurement period will be deemed forfeited by the executive. The fair value of the target PSUs is $6.67, which was the market close price on the date of grant.

(3)    The restricted stock awards vest 33.33% on July 28, 2022, and 8.33% quarterly thereafter, subject to continued service on the applicable vesting date.

(4)      The amounts shown represent the grant date fair value calculated in accordance with ASC 718. The assumptions used with respect to the valuation of these equity awards are set forth in Notes 1 and 15 to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on April 28, 2022. For the awards which are subject to performance-based conditions, the amounts shown represent the probable outcome of results, which is the target value.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2022

The following table sets forth the outstanding equity awards of each of our NEOs as of the end of fiscal 2022. All outstanding option awards reported in this table expire 10 years from the date of grant and vest in equal annual installments over four years on each anniversary of the applicable grant date. All outstanding performance-based awards are subject to both satisfaction of performance criteria and time-based vesting.

		Option Awards					Stock Awards(1)
Name and Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Jeffery Gardner	07/29/20	-	-	-	-	N/A	-	$-	40,000	$282,400	(2)
President and CEO	07/29/20	-			-	N/A	75,000	$529,500	-	$-	(3)
	07/28/21	-			-	N/A	-	$-	54,512	$384,855	(4)
	07/28/21	-	-	-	-	N/A	81,768	$577,282	-	$893,600	(3)

Kurtis Binder	07/17/17	30,700	-	23,180	19.30	07/17/27	-	$-	-	$-
EVP and CFO	07/25/18	20,700	6,900	20,000	23.08	07/25/28	6,200	$43,772	-	$-	(3)
	07/24/19	28,147	28,147		11.11	07/24/29	24,432	$172,490	-	-	(3)
	07/24/19	-	-		-	N/A	998	$7,046	20,026	$141,384	(5)
	07/29/20	-				N/A	-	$-	20,000	$141,200	(2)
	07/29/20	-				N/A	37,500	$264,750	-	$-	(3)
	07/28/21	-				N/A	-	$-	27,256	$192,427	(4)
	07/28/21	-				N/A	40,884	$288,641	-	$-	(3)
	02/23/22	-				N/A	-	$-	50,000	$353,000	(6)

Anand Rau	07/25/18	-				N/A	1,625	$11,473	-	$-	(7)
SVP and CTO	11/15/18	-				N/A	2,000	$14,120	-	$-	(7)
	07/24/19	-				N/A	13,636	$96,270			(7)
	07/24/19					N/A	371	$2,619	7,451	$52,604	(5)
	07/29/20	-				N/A	-	$-	12,000	$84,720	(2)
	07/29/20	-				N/A	22,500	$158,850	-	$-	(3)
	07/28/21	-				N/A	-	$-	17,716	$125,075	(4)
	07/28/21	-				N/A	26,580	$187,655	-	$-	(3)
	02/23/22	-				N/A	-	$-	40,000	$282,400	(6)

(1)	Market value calculated based on the closing price of our common stock of $7.06 on February 28, 2022, the last trading day of our 2022 fiscal year.

(2)

Amounts represent PSUs granted on July 29, 2020 under the 2004 Incentive Stock Plan which vest over three performance periods upon achieving the applicable financial targets, with a fourth “catch up” performance period. The performance periods coincide with our fiscal year with the first of four periods being the fiscal year within which a given grant is issued.

(3)

Amounts represent time-based restricted stock under the 2004 Incentive Stock Plan vest annually on each anniversary of the grant date over four years for grants prior to July 2021. Grants of restricted stock from July 2021 onward vest 33.33% on the first anniversary of the grant date, and 8.33% quarterly thereafter.

(4)

Amounts represent PSUs granted on July 28, 2021 under the 2004 Incentive Stock Plan which vest over three performance periods upon achieving the applicable financial targets, with a fourth “catch up” performance period. The first three performance periods coincide with our fiscal year with the first of three periods being the fiscal year within which a given grant is issued, and the fourth “catch up” period consists of three-year period ending February 28, 2025.

(5)

Amounts represent MSUs granted on July 24, 2019 under the 2004 Incentive Stock Plan which are earned over three overlapping performance periods upon achieving the applicable financial targets. Any MSUs earned over the applicable performance period are converted to time-based units that will vest on July 24, 2022, subject to continued employment through the vesting date. These earned MSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting.

(6)	Amounts represent PSUs issued on February 23, 2022, vest at the end of our fiscal 2023 based upon the achievement of pre-determined financial metrics based on consolidated revenue.

(7)	Amounts represent time-based RSUs under the 2004 Incentive Stock Plan vest annually on each anniversary of the grant date over four years.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

The following table sets forth the number of shares acquired upon exercise of options or vesting of shares (restricted stock and PSUs) of each of our NEOs during the fiscal year ended February 28, 2022, and the associated value realized.

Name and Position	Option Awards Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Stock Awards Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
Jeffery Gardner
President and CEO	-	$-	46,680	$546,597

Kurtis Binder
Executive EVP and CFO	-	$-	48,881	$580,623

Arym Diamond
SVP and Chief Revenue Officer	-	$-	26,504	311,729

Anand Rau
SVP and Chief Technology Officer	-	$-	26,358	$309,762

(1)    Represents the aggregate of the market price at exercise, less the exercise price, for each option exercised.

(2)    Represents the value realized based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, we adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which our NEOs, certain other management employees and non-employee directors are eligible to participate. NEOs and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. We do not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan, including any deferred shares of our common stock, are generally paid or deliverable upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under our 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 35. The following table presents each NEO’s contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2022. Messrs. Binder and Diamond did not participate in the Deferred Compensation Plan in fiscal 2022.

	Executive Contributions in Last FY (1)	Company Contributions in Last FY	Aggregate Earnings (Losses) in Last FY (2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Jeffery Gardner	$-	$-	$(97,374)	(4)	$-	$167,266	(5)
President and CEO (3)
Anand Rau	$181,015	$-	$52,614		$-	$1,038,260
SVP and Chief Technology Officer

(1)    Amounts in this column are included in the Salary and/or Non-Equity Incentive Compensation Plan columns of the Summary Compensation Table on page 70.

(2)    These investment earnings are not included in the compensation amounts reported in the Summary Compensation Table on page 70.

(3)    In connection with his service as a director prior to his commencement as our Chief Executive Officer, Mr. Gardner elected to receive his annual equity award for his service as a director in the form of RSUs in lieu of shares of restricted stock under our Deferred Compensation Plan. As of February 28, 2022, an aggregate of 23,692 RSUs were vested, but have not yet been settled in shares of our common stock.

(4)    This includes the loss in the value of the 23,692 shares of common stock underlying Mr. Gardner’s deferred RSUs through February 28, 2022.

(5)    This includes the year-end value of the 23,692 shares of common stock underlying Mr. Gardner’s deferred RSUs through February 28, 2022. The aggregate balance included is based on the $7.06 closing price of our common stock on February 28, 2022.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into employment agreements with each of our NEOs, each of which provide for change in control and salary continuation benefits that are designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

•

“Cause” is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by the Company: (A) unsatisfactory performance of the executive officer’s duties or responsibilities, provided that the Company has given the officer written notice specifying the unsatisfactory performance of his duties and responsibilities and afforded the officer reasonable opportunity for cure, all as determined by the Company; (B) a material breach by the officer of any of his or her material obligations under the employment agreement of which the Company has given the officer written notice; (C) willful failure to follow any lawful directive of the Company consistent with the officer’s position and duties, after written notice and reasonable opportunity to cure, all as determined by the Company; (D) a material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates which has not been approved in writing by the Company’s President and CEO; (E) commission of any willful or intentional act which could reasonably be expected to materially injure the property, reputation, business, or business relationships of the Company or its customers; or (F) the indictment, the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude;

•

“Good Reason” is defined as the occurrence of any one or more of the following without covered executive officer’s express written consent: (A) the assignment of the officer to duties materially inconsistent with the officer’s authority, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company, or any other action that constitutes a material reduction in or alteration to the nature or status of the officer’s authority, duties, or responsibilities, in each case from those in effect immediately prior to such reduction, provided that continued employment following a Change of Control with substantially the same responsibility with respect to the Company’s business and operations will not constitute “Good Reason”; (B) the Company conditions the officer’s continued service with the Company on the officer being transferred to a site of employment that would increase the officer’s one-way commute by more than 55 miles from the officer’s then current principal residence; (C) a reduction in the officer’s then Base Salary by ten percent (10%) or more other than in connection with a commensurate reduction of the entire executive team; or (D) any material breach by the Company of any material provision of the employment agreement; and

•

“Change in Control” is defined as the consummation of the first to occur of (A) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than to (1) a corporation or other entity of which a majority of its combined voting power is owned directly or indirectly by the Company, or (2) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of capital stock in the Company; (B) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (C) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their Related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (D) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company. Notwithstanding anything stated herein, a transaction shall not constitute a “Change of Control” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.

In December 2021, the Company entered into an amended and restated employment agreement with each of our NEOs, in each case, effective as of November 5, 2021. Each amended employment agreement amends and restates the employment agreements previously entered into between the Company and each executive.

Pursuant to the amended and restated employment agreements, if a NEO is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the NEO is entitled to severance in the form of continuation of payments equal to the sum of (i)12 months (18 months for Mr. Gardner) of annual base salary (increased from 12 months for Mr. Gardner, 6 months for Mr. Binder and 3 months for Messrs. Diamond and Rau), (ii) any earned but unpaid bonus, and (iii) a pro-rated portion of his target bonus for the year of termination. Messrs. Diamond, Rau and Binder will also be entitled to receive continued COBRA coverage for 12 months (increased from six months), and for Mr. Gardner 18 months (increased from 12 months). In addition, pursuant to a termination as described in this paragraph, (i) any unvested equity awards granted prior to 2021 will continue to vest for 12 months following termination, and (ii) any options that are exercisable or become exercisable will remain exercisable for up to 12 months (in each case, increased from 6 months for Mr. Binder and 3 months for Messrs. Diamond and Rau) following termination. Any unvested equity awards granted during or after 2021 will be forfeited and canceled.

In connection with Mr. Diamond’s termination of employment effective January 14, 2022, Mr. Diamond’s amended and restated employment agreement terminated as of such date and he did not become entitled to any severance payments or benefits.

For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2022, the value of the cash severance, COBRA premium benefits and vesting of equity awards for each of these NEOs would have been as follows (based on the closing price of our common stock at the end of fiscal 2022 of $7.06 per share):

Name and Position	Cash Severance	COBRA Premium Benefits	Value of Continued Post - Employment Vesting
Jeffery Gardner, President and CEO	$772,500	$60,677	$353,000
Kurtis Binder, Executive VP and CFO	$388,500	$40,452	$306,510
Anand Rau, SVP and Chief Technology Officer	$312,000	$38,762	$179,628

Pursuant to the amended and restated employment agreements, if any of Messrs. Gardner, Binder, Diamond and Rau is terminated without Cause or the NEO terminates his employment for Good Reason within the three-month period immediately preceding or the 12-month period immediately following a Change in Control, then the NEO would be entitled to severance in the form of continuation of payments equal to the sum of (i) 12 months (24 months for Mr. Gardner and 18 months for Mr. Binder) of annual base salary, and (ii) his target bonus for the year of termination (increased from a pro-rated portion of his target bonus), and for Mr. Gardner two times his target bonus. Messrs. Diamond and Rau will also be entitled to receive continued COBRA coverage for 12 months, for Mr. Binder, 18 months and for Mr. Gardner, 24 months. The amended and restated employment agreements of the NEOs also provide that if employment with CalAmp is terminated without Cause or for Good Reason within three months prior to or 12 months following a Change in Control, 100% of the then unvested equity awards held by Messrs. Gardner, Binder, Diamond and Rau would become immediately vested. Additionally, for Messrs. Gardner and Binder, any options that are exercisable or become exercisable will remain exercisable for up to 6 months following termination (decreased from 24 months for Mr. Gardner and 12 months for Mr. Binder). For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2022, the value of the cash severance, COBRA premium benefits and accelerated equity award vesting for each of these NEOs would have been as follows (based on the closing price of our common stock at the end of fiscal 2022 of $7.06 per share):

Name and Position	Cash Severance	COBRA Premium Benefits	Value of Accelerated Equity Award Vesting
Jeffery Gardner, President and CEO	$1,030,000	$80,903	$2,248,864
Kurtis Binder, Executive VP and CFO	$582,750	$60,677	$1,693,694
Anand Rau, SVP and Chief Technology Officer	$312,000	$38,762	$1,107,820

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Gardner, our CEO, to the median of the total annual compensation of our employees other than Mr. Gardner. We identified our employee with the median annual compensation using total cash compensation for calendar year 2021 of all employees who were employed by us on December 31, 2021, at which date our global workforce consisted of 870 employees, of which 417 were U.S. employees and 453 were non-U.S. employees. In calculating the median compensated employee, we excluded our employees in Canada (1), Ireland (2), Japan (2), New Zealand (1), and Spain (5) (a total of 11 individuals which represents 1% of our global workforce, who were excluded pursuant to the de minimis exemption of Item 402(u) of the SEC’s rules). As a result, we determined our median compensated employee based on 859 employees. We did not include any contractors or other non-employee workers in our employee population. We annualized the compensation for any full-time and part-time employees who commenced work during calendar 2021. We believe total cash compensation for all employees is reasonable to use as a consistently applied compensation measure because we do not have a broad based equity award plan. We selected December 31, 2021, which is within the last three months of our fiscal 2022, for the date as of when we would identify the employee with the median annual compensation, because it enabled us to make such identification in a reasonably efficient and economical manner.

After identifying the employee with the median total cash compensation for the 12 months ended December 31, 2021, we calculated total compensation for this employee for the fiscal year ended February 28, 2022 using the same methodology that we use for our NEOs in the Summary Compensation Table shown on page 70 of this Proxy Statement.

For fiscal 2022, the total compensation of our CEO was $2.8 million and the total compensation of our employee with median annual compensation was $59,791. Accordingly, we estimated our CEO Pay Ratio for fiscal 2022 to be 47 to 1.

COMPENSATION RISK ASSESSMENT

The Human Capital Committee monitors the risks associated with our compensation programs, policies and practices with respect to executive compensation, executive recruitment and retention. In establishing and reviewing our executive compensation program, the Human Capital Committee consults with its independent compensation consultant and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our executive compensation program utilizes a mix of base salary, bonus and equity-based incentive awards designed to align the NEOs’ compensation with our success, particularly with respect to financial performance and increasing stockholder value. The Human Capital Committee sets the amount of our NEOs’ base salaries at the beginning of each fiscal year, and the NEOs’ annual bonus opportunities are tied to overall Company financial performance and other specific objectives. Furthermore, the target total direct compensation opportunities of our NEOs include a substantial portion in the form of equity-based incentive awards that help align their interests with those of our stockholders over the longer term. The Human Capital Committee believes that the annual bonus opportunities and long-term equity awards provide an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results, and has concluded that our executive compensation program does not encourage unnecessary or excessive risk. Our Human Capital Committee has also reviewed the compensation programs for other senior managers and employees generally, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on CalAmp.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written policy pursuant to which material transactions between us and our executive officers, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of our outstanding voting securities) and members of the immediate family of any of the foregoing persons, shall be submitted to our Board for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred since the beginning of fiscal 2022.

QUESTIONS AND ANSWERS ABOUT OUR 2022 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of CalAmp stock that you own. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chair-elect, Henry Maier, and our President and CEO, Jeffery Gardner, to serve as proxies for our Annual Meeting.

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our Annual Meeting to be held in person on Tuesday, July 26, 2022, at 12:00 p.m. Pacific Time, at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618 and at any adjournment, continuation or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

We intend to post our 2022 Annual Report, this Proxy Statement, and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 27, 2022. We are mailing printed copies of the proxy materials to all stockholders on or about June 27, 2022.

Our principal executive office is located at 15635 Alton Parkway, Suite 250, Irvine, CA 92618 and its telephone number is (949) 600-5600.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the Annual Meeting, we recommend that you submit your vote prior to the Annual Meeting, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote your shares by one of several means, as described below:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903

When and how will the Annual Meeting be held?

The Annual Meeting will be held in person on Tuesday, July 26, 2022, at 12:00 p.m. Pacific Time at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618.

Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date of June 10, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment, continuation, or postponement thereof.

What are the Board’s recommendations on the four proposals to be voted on at the Annual Meeting?

The Board recommends a vote:

•	FOR the election of the eight nominees for director identified in Proposal One;

•	FOR the approval on, an advisory basis of the compensation of our NEOs, as disclosed in this Proxy Statement and Proposal Two;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2023 in Proposal Three; and

•	FOR the approval of an amendment to the Amended and Restated 2004 Incentive Stock Plan, which increases the shares that can be issued thereunder by 1,000,000 shares, in Proposal 4.

How many votes do I have?

You will have one vote for each share of our common stock that you owned at the close of business on the Record Date, held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 36,157,018 shares of our common stock outstanding and entitled to vote on the Record Date which were held by approximately 1,300 stockholders of record.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the Annual Meeting or if you properly submit your proxy via the internet, by telephone or by proxy card.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held “of record” and those owned “beneficially.”

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the “Stockholder of Record.” As the Stockholder of Record, you have the right to grant your voting proxy directly to us by completing the enclosed proxy card or to vote over the Internet or by telephone, or at the Annual Meeting, as described above and on page 4.

Beneficial Owner of Shares Held in Street Name. If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in “street name.” In this case, the brokerage firm or bank that holds your shares on your behalf is considered to be the Stockholder of Record. Your brokerage firm or bank will send you the proxy materials and voting instructions on how you can instruct the brokerage firm or bank to vote your shares. More information regarding voting shares held in street name is discussed above on page 3.

What is the effect if I don’t return my proxy (by mail, over the internet or by phone)?

Stockholders of Record – If you are a Stockholder of Record and you do not return your proxy (by mail, over the internet or by phone) no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name,” it is critical that you return your proxy (by mail, over the internet or by phone) if you want your vote to count in the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two) and the approval of the proposed amendment to the Amended and Restated 2004 Incentive Stock Plan (Proposal Four). If you hold your shares in street name and you do not instruct your bank or broker how to vote on the election of directors or on Proposals Two and Four, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three). So it is very important that you instruct your broker or bank how to vote on the election of directors on proposals Two and Four.

Regardless of how you hold your shares, please return your proxy or vote via the internet or phone, or instruct your broker how to vote – your vote matters! If you wish to vote my mail please ensure you use the proxy card provided with the Proxy Statement.

What is the voting requirement to approve each of the proposals discussed in this Proxy Statement?

The voting requirement to approve each of the proposals is as follows:

•	A majority of the votes cast for each nominee is required for the election of directors (Proposal One).

•

The affirmative vote of the holders of a majority of the shares of common stock present in person, or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two), to ratify the appointment of Deloitte & Touche LLP as CalAmp’s independent registered public accounting firm (Proposal Three), and the proposal to approve the amendment to the Amended 2004 Incentive Stock Plan (Proposal Four).

More details regarding the required vote and the effect of abstentions and broker non-votes can be found on pages 3-4.

What should I do if I change my mind after submitting a proxy?

You may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. Your last vote counts.

If you are a stockholder of record, in order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to CalAmp Corp. c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

•	Voting by attending the virtual Annual Meeting by webcast.

A beneficial owner holding their shares in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

If you change you vote by submitting a proxy card, please use the proxy cards to change your vote.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote at our 2022 Annual Meeting will be available for review by any stockholder for any purpose related to the Annual Meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, and during the Annual Meeting. If you wish to review the list of stockholders prior to the 2022 Annual Meeting, please contact Richard Scott, our General Counsel and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

In May 2022, we engaged MacKenzie Partners, Inc. as our proxy solicitation firm to perform certain shareholder outreach programs in response to the aforementioned proxy contest. MacKenzie Partners is a full-service proxy solicitation, investor relations and corporate governance consulting firm specializing in contested proxy matters, mergers-and-acquisitions, and related transactions. We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Financial Solutions will tabulate the proxies and will provide us with the preliminary results of the voting on the day of the Annual Meeting.

Where can I view CalAmp’s corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the “Company” tab, then click on “Corporate Governance.” For SEC filings, from the home page click on the “Company” tab, then the “Investor Relations” tab, and then the “SEC Filings” tab.

How do I find out the voting results?

We have engaged Broadridge Financial Solutions to serve as the vote tabulator for our Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8288 or by writing to American Stock Transfer, attention Paula Caroppoli, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters.

OTHER

Annual Report

Our consolidated financial statements for our fiscal year ended February 28, 2022 are included in our Annual Report on Form 10-K. This Proxy Statement and our Annual Report are posted on the Investor Relations section of our website at https://investors.calamp.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary, or by calling (949) 600-5600.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 27, 2023 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such nomination or stockholder proposal for the 2023 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the bylaws) on March 28, 2023, and not later than the close of business on April 27, 2023.

If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the annual meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

Proposals Pursuant to Rule 14a-19. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 27, 2023.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 annual meeting of stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Delinquent Section 16(a) Reports

In fiscal 2022, all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one Form 4 for Mr. Diamond reporting two exempt transactions was filed one day late.

Forward Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. When used in this Proxy Statement, the words “may”, “will”, “could”, “plans”, “intends”, “seeks”, “believes”, “anticipates”, “expects”, “estimates”, “judgment”, “goal”, and variations of these words and similar expressions, are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and financial performance and are subject to certain risks and uncertainties that are difficult to predict, including, without limitation, the impact of adverse and uncertain economic conditions in the U.S. and international markets, the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness, product demand, competitive pressures and pricing declines in our markets, the timing of customer approvals of new product designs, intellectual property infringement claims, interruption or failure of our Internet-based systems used to wirelessly configure and communicate with the tracking and monitoring devices that we sell, global component supply shortages due to ongoing supply chain constraints, the phased implementation of our ERP system, the effect of tariffs on exports from China and other countries, the ongoing effects of the COVID-19 pandemic (including its effect on the supply of labor), and other risks and uncertainties that are set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 28, 2022 (Risk Factors).

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

Other Business

As of the date of this proxy statement, the Board knows of no other business that will be presented for consideration at the 2022 Annual Meeting. If other proper matters are presented at the 2022 Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors,

Jeffery R. Gardner President and CEO

Exhibit A

AMENDMENT TO THE

CALAMP CORP. AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN

THIS AMENDMENT TO THE CALAMP CORP. AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN (this “Amendment”), effective as of July 26, 2022, is made and adopted by CALAMP CORP., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 23 of the Plan, the Plan may be amended by the Board of Directors of the Company; and

WHEREAS, the Board of Directors of the Company has approved this Amendment, subject to approval by the stockholders of the Company within twelve months of the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Shares Available for Awards

Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 12,850,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards other than Options or SARs may be granted from and after July 29, 2020 shall not exceed 5,550,000 shares (such limit the “Full Value Limit”).

The grant of a SAR that by its terms is to be settled in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. In addition, the grant of an Incentive Award that by its terms is to be settled in cash shall not reduce or otherwise count against the Full Value Limit.”

2.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

3.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

A-1

Cal/Amp®
©2022 CalAmp. All specifications are typical and subject to change without notice.
Rev. 01-05252022
CalAmp
15635 Alton Parkway, Suite 250
Irvine, CA 92618
888.3CALAMP
calamp.com

CALAMP CORP. 15635 ALTON PARKWAY, SUITE 250 IRVINE, CA 92618 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 25, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D88236-P77371 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CALAMP CORP. The Board of Directors recommends you vote FOR the following: 1. To elect the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. For Against Abstain Nominees: 1a. Scott Arnold 1b. Jason Cohenour 1c. Wesley Cummins 1d. Jeffery Gardner 1e. Henry Maier if. Roxanne Oulman 1g. Jorge Titinger 1h. Kirsten Wolberg The Board of Directors recommends you vote FOR For Against Abstain proposals 2, 3 and 4. 2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2023. 3. To approve, on an advisory basis, our executive compensation. 4. To approve a proposed amendment of the Company’s Amended and Restated 2004 Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 1,000,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. 2022 Annual Meeting of Stockholders: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D88237-P77371 CALAMP CORP. Annual Meeting of Stockholders July 26, 2022 12:00 P.M. Pacific Time PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2022. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP. The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2022 Annual Meeting of Stockholders, and hereby appoints Henry Maier and Jeffery Gardner, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 10, 2022 at the Annual Meeting of Stockholders to be held at 200 Spectrum Center Drive, Suite 250, Irvine, California 92618, at 12:00 p.m., Pacific Time, on July 26, 2022 and at any postponements or adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side